BJURMAN, BARRY & ASSOCIATES

                          INVESTMENT PORTFOLIO MANAGERS

                               COMPLIANCE PROGRAM
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                           BJURMAN, BARRY & ASSOCIATES

                           COMPLIANCE PROGRAM OVERVIEW

     Bjurman, Barry & Associates ("BB&A") is a Registered Investment Adviser, registered with the U.S. Securities and Exchange Commission under the Investment Advisers Act of 1940 and is a notice filer in all states requiring such filings. BB&A operates its principal office and place of business at 10100 Santa Monica Blvd., Suite 1200, Los Angeles, CA 90067, with three additional marketing branch offices located in Dallas, Texas, San Diego, Ca and Royersford, PA.

     BB&A endeavors at all times to operate in conformity with federal and/or applicable state laws and to conduct its business in the highest ethical and professional manner.We believe our firm can best serve our clients when armed with the knowledge and understanding of the legal, technical and mechanical aspects of our business.

     SEC Rule 206(4)-7 under the Advisers Act (the "Adviser Compliance Rule") went into effect on February 5, 2004 with a Compliance date of October, 5, 2004. This rule requires a registered investment adviser to adopt and implement written policies and procedures reasonably designed to prevent violation, by the adviser and the adviser's supervised persons, of the Advisers Act and the rules that the SEC has adopted under the Advisers Act. In considering our fiduciary and regulatory obligations, BB&A performed an analysis to identify the potential conflicts of interest, and areas of risk, relating to our firm's policies and procedures. BB&A considered numerous factors surrounding portfolio management, trading, personal securities transactions, and proper disclosures, among many others.

     The policies and procedures set forth herein represent the BB&A Compliance Program ("the Program"). We consider this Program essentially an ongoing "work in progress", which will be assessed no less than annually to determine practicality and reliability.

     We expect these adopted policies and procedures to reinforce BB&A's strong ethical and compliant environment. By maintaining exceptional operational and compliance safeguards, we hope to provide the optimum level of service, as well as offer all BB&A clients a "comfort level", which is necessary in today's environment. All BB&A employees are expected to practice, and possess a full understanding of, the firm's policies and procedures.
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     BJURMAN, BARRY & ASSOCIATES POLICIES AND PROCEDURES

     TABLE OF CONTENTS

     A. CODE OF ETHICS .................................................2

     B. PERSONAL TRADING & REPORTING ..................................16

     C. INVESTMENT MANAGEMENT .........................................17

     D. BROKERAGE......................................................21

     E. ADVISORY CONTRACTS.............................................26

     F. ACCOUNT ADMINISTRATION.........................................29

     G. CLIENT PROCEDURES..............................................31

     H. MARKETING......................................................33

     I. AIMR...........................................................37

     J. EMPLOYEES .....................................................77

     K. COMPLIANCE.....................................................79

     L. PRIVACY POLICY DISCLOSURE......................................81

     M. PROXY VOTING...................................................83

     N. DISASTER RECOVERY..............................................85

     O. BOOKS & RECORDS ...............................................93

     P. FIRM FILINGS ..................................................95

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BJURMAN, BARRY & ASSOCIATES
POLICIES AND PROCEDURES

A.   CODE OF ETHICS

                           BJURMAN, BARRY & ASSOCIATES

                                       AND

                            THE BJURMAN, BARRY FUNDS

                       AMENDED AND RESTATED CODE OF ETHICS

                                    May 2004

1.   Statement of General Principles

     This Code of Ethics (the "Code") has been adopted by Bjurman, Barry & Associates (the "Adviser") and The Bjurman, Barry Funds (the "Trust") for the purpose of instructing all employees, officers, directors, and trustees of their ethical obligations and to provide rules for their personal securities transactions. All Access Persons (as that term is defined in Section 2 of this Code) owe a fiduciary duty to the clients of the Adviser. A fiduciary duty means a duty of loyalty, fairness, and good faith towards clients, and the obligation to adhere not only to the specific provisions of this Code, but to the general principles that guide the Code. These general principles are:

     (a)  The duty at all times to place the interests of clients first;

     (b) The requirement that all personal securities transactions be conducted in a manner consistent with this Code and is such a manner as to avoid any actual or potential conflicts of interest or any abuse of any individual's position of trust and responsibility; and

     (c) The fundamental standard that employees, officers, directors, and trustees of the Adviser and the Trust should not take inappropriate advantage of their positions, or of their relationship with clients.

     The Adviser recognizes, however, that employees should have an opportunity to develop investment programs for themselves and their families. The Code sets forth policies and procedures reasonably designed to ensure that employees conduct their personal securities transactions in a manner that complies with the securities laws, rules, and regulations and that does not raise even the appearance of impropriety.

     It is imperative that the personal trading activities of the employees, officers, directors, and trustees of the Adviser and the Trust be conducted with the highest regard for these general principles in order to avoid any possible conflict of interest, any appearance of a conflict, or activities that could lead to disciplinary

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     action. This includes executing transactions through or for the benefit of a third party when the transaction is not in keeping with the general principles of this Code.

     Access Persons must adhere to these general fiduciary principles, as well as comply with the specific provisions of this Code. Technical compliance with the terms of this Code or its related procedures will not automatically insulate from scrutiny any transaction or pattern of transactions that is not in keeping with the principles stated above. Employees should address any questions regarding the Code to the Chief Compliance Officer.

2.   Definitions

     "Act" means the Investment Company Act of 1940, as amended.

     "Access Person" means (i) any director, officer (excluding any employee of an unaffiliated underwriter or administrator for the Trust who holds an officer position with the Trust solely to facilitate his or her employer's performance of services for the Trust and who is subject to a code of ethics of such underwriter or administrator that has been approved by Board of Trustees of the Trust), or trustee of the Adviser or the Trust, (ii) any employee of the Adviser or the Trust, or of any affiliate of the Adviser or the Trust, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Securities by the Trust or other Client Accounts, or whose functions relate to the making of any recommendations with respect to such purchases or sales, and (iii) any director, officer or general partner of a principal underwriter for the Trust who, in the ordinary course of business, makes, participates in, or obtains information regarding the purchase or sale of Securities by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales. For purposes of this Code, Access Person also includes members of such person's immediate family.

     "Adviser" means Bjurman, Barry & Associates.

     A Security is "being considered for purchase or sale" when the order to purchase or sell such Security has been communicated, or prior thereto when, in the opinion of the investment manager, a decision, whether or not conditional, has been made (even though not yet implemented) to make the purchase or sale, or when a decision on whether to buy or sell a Security is imminent, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     "Beneficial Ownership" will be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all Securities that an Access Person has or acquires. (See Exhibit A attached hereto for a more complete description)

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     "Client Accounts" includes all private accounts and investment companies that have entered into investment management or advisory agreements or sub-advisory agreements with the Adviser.

     "Control" shall have the same meaning as set forth in Section 2(a)(9) of the Act.

     "Disinterested Trustee" means any trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the Act.

     "Excluded Access Person" means any (i) any Disinterested Trustee and (ii) any individual who is an Access Person solely by reason of clause (iii) of the definition of "Access Person" and who is subject to a code of ethics of his or her employer that has been approved by Board of Trustees of the Trust.

     "Excluded Securities" - See definition of "Securities" below.

     "Immediate family" of an Access Person means any of the following persons who reside in the same household as the Access Person:

                child               grandparent         son-in-law
                stepchild           spouse              daughter-in-law
                grandchild          sibling             brother-in-law
                parent              mother-in-law       sister-in-law
                step-parent         father-in-law       any other blood relative

     Immediate family includes adoptive relationships and any other relationship (whether or not recognized by law) which the Chief Compliance Officer determines could lead to possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

     "Investment Personnel" includes those Access Persons with direct responsibility and authority to make investment decisions affecting the Trust or other Client Accounts (such as portfolio managers); Access Persons who provide information and advice to such portfolio managers (such as securities analysts); and Access Persons who assist in executing investment decisions for the Trust and other Client Accounts (such as traders).

     "Material non-public information" consists of any information that may influence an investment decision relating to a Security, or that may affect an analysis of the value of a Security, and that is not generally available to the investing public, whether in filings with the Securities and Exchange Commission or otherwise. For example, "block trades," because they may have market impact, are considered to be material non-public information.

     "Purchase or sale of a Security" includes, without limitation, the writing, purchase, sale or exercise of an option to purchase or sell a Security, conversions into such Security of convertible securities, short sales of such Security and the execution of futures contracts with respect to such Security.

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     A "Related Security", with respect to any Security, is an instrument or security that derives its value (in whole or in part) from, or that is related to (but not the same as) such Security, such as a derivative security, convertible security or futures contract. For example, a Related Security may be convertible into a Security, or give its holder the right or option to purchase or sell the Security.

     "Security" or "Securities" shall have the meaning set forth in Section 2(a)(36) of the Act, and shall include Related Securities, except that it does not include the following securities (the "Excluded Securities"):

     (i) shares of open-end investment companies (mutual funds), except that, solely for purposes of Section 8 hereof, shares of any series of the Trust shall not be Excluded Securities;

     (ii) securities issued by the Government of the United States (including Government agencies); and

     (iii)bankers' acceptances, bank certificates of deposit, and commercial paper.

     "Senior Management" means the President/Chief Executive Officer or the Senior Executive Vice President/Chief Investment Officer of the Adviser.

     "Trust" means The Bjurman, Barry Funds (and any series or portfolios thereof).

3.   Exempted Transactions

     The prohibited transactions and activities noted in Section 4 of this Code shall not apply to:

     (a)  Purchases or sales of Excluded Securities.

     (b) Purchases or sales which are non-volitional on the part of the Access Person, the Trust, or other Client Accounts.

     (c)  Purchases which are part of an automatic dividend reinvestment plan.

     (d) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     (e) A purchase or sale of Securities effected in any account over which the Access Person has no direct or indirect influence, control, or beneficial interest.

     (f) A purchase or sale of Securities that are not eligible for purchase or sale by either the Trust or any other Client Account.

     Access Persons must remember that regardless of the transactions status as exempt or not exempt, his/her fiduciary obligations remain unchanged.

4.   Prohibited Transactions and Activities

     Access Persons, other than Excluded Access Persons, shall not:

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     (a)  acquire any Security in an initial public offering;

     (b) acquire any Security in a private placement without prior written approval of Senior Management;

     (c) purchase or sell, directly or indirectly, any Security if such Security is being considered for purchase or sale by the Trust or other Client Accounts;

     (d) purchase or sell, directly or indirectly, any Security if the Trust or other Client Accounts have a pending buy or sell order in that same Security until that order is executed or withdrawn;

     (e) purchase or sell a Security within seven calendar days before or after the Trust or other Client Accounts trade in such Security or a Related Security, unless the Trust's or other Client Accounts' entire position in such Security has been sold prior to the Access Person's transaction and the Access Person is also selling such Security;

     (f) accept gifts, favors, preferential treatment, valuable consideration, or other thing of more than a de minimis value in any year from any person or entity that does or proposes to do business with, or on behalf of, the Trust or other Client Accounts. For purposes of this Code, "de minimis value" is equal to $250 or less. Reasonable business meals and entertainment are not subject to the $250 limitation so long as the employee and the recipient are both present; and

     (g) serve on boards of directors of public companies, without prior approval of Senior Management, provided, however, that any trusteeships held by such persons as of the date of the adoption of this Code shall be deemed to be authorized.

5.   Clearance

     In order to avoid inadvertent "scalping or "front-running," all Access Persons who, in the ordinary course of fulfilling their official duties, have knowledge of which Securities the Trust or other Client Accounts are purchasing or selling shall obtain clearance for a proposed transaction from the Chief Compliance Officer. The Chief Compliance Officer shall not grant clearance for the proposed transaction if it is prohibited by Section 4, 6 or 7 of the Code.

     In addition, the Chief Compliance Officer may refuse to preclear a transaction if he/she deems the transaction to involve a conflict of interest, possible diversion of corporate opportunity, or an appearance of impropriety.

     Clearance should not be construed as an assurance that a personal securities transaction complies with all provisions of this Code. All such transactions are subject to review by the Chief Compliance Officer in connection with the reporting process described in Sections 8 and 9 below.

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     Clearance is effective,  unless earlier  revoked,  until the earlier of (a)
     the close of business on the day on which such  clearance  was granted,  or
     (b) the Access Person learns that the information provided in such Access Person's request for clearance is not accurate. Clearance may be revoked at any time and is deemed revoked if, subsequent to receipt of clearance, the Access Person has knowledge that a Security to which the clearance relates is being considered for purchase or sale.

     The clearance requirements of this section shall not apply to Exempted Transactions set forth in Section 3 above. A record of clearances shall be maintained by the Chief Compliance Officer.

6.   General Policy

     It shall be a violation of this Code for any Access Person in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Trust or other Client Accounts to:

     (a) employ any device, scheme, or artifice to defraud the Trust or any other Client Account;

     (b) make to the Trust or any other Client Account any untrue statement of material fact or omit to state to the Trust or any other Client Account a material fact necessary in order to make the statements made, in light of all the circumstances under which they are made, not misleading;

     (c) engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Trust or any other Client Account; or

     (d) engage in any manipulative practice with respect to the Trust or any other Client Account.

7.   General Prohibitions

     The Adviser and the Trust have determined that the following courses of conduct are prohibited for all Access Persons:

     (a)  Insider Trading

          Any Access Person or employee is forbidden from trading, either personally or on behalf of others (including Client Accounts managed by the Adviser or the Trust), on material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading." This policy applies to every employee of the Adviser and the Trust and extends to activities within and outside their duties with the Adviser and the Trust.

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     (b)  Investment Opportunities

          The failure of Investment Personnel to recommend an investment opportunity, or to purchase an investment opportunity for a Client Account or the Trust, in order to obtain personal benefit will be considered a course of conduct that deprives a Client Account or the Trust of an investment opportunity.

     (c)  "Scalping" or "Front-running"

          Access Persons and Employees shall not acquire or dispose of beneficial ownership of a Security if such acquisition or disposition is based upon the their knowledge of actions already taken, being taken, or being considered by the Adviser or on behalf of any other Client Accounts or the Trust.

8.   Reporting Requirements

     (a)  Brokerage Accounts

          Within 10 days of becoming an Access Person, each Access Person, other than an Excluded Access Person, shall report to the Adviser the following information for each brokerage account of the Access Person in which any Securities are held for the direct or indirect benefit of the Access Person; additionally, each Access Person, other than an Excluded Access Person, shall report to the Adviser the following information for each additional brokerage account thereafter established for the benefit of such Access Person:

          1. The name of the broker, dealer, or bank with whom the Access Person established the account;

          2.   The date the account was established; and

          3.   The date that the report is submitted by the Access Person.

     The brokerage reports should be submitted on the form attached hereto as Exhibit B.

     (b)  Initial and Annual Holdings Reports

          Within 10 days of becoming an Access Person, and annually thereafter, each Access Person, other than an Excluded Access Person, shall report to the Adviser:

          1.   The  title,   number  of  shares  and  principal  amount  of  all
               Securities in which he/she has any direct or indirect beneficial ownership;

          2. The name of any broker, dealer, or bank with whom the Access Person maintains an account in which any Securities are held for the direct or indirect benefit of the Access Person; and

          3.   The date the report is submitted by the Access Person.

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          This  report  must be current as of a date no more than 30 days before the report is submitted.

          Officers of the Adviser, may, at their discretion, submit their annual holdings reports to Gibson, Dunn & Crutcher LLP in lieu of submitting such reports to the Chief Compliance Officer.

          The initial/annual holdings report should be provided on the form attached hereto as Exhibit C.

     (c)  Quarterly Reports of Access Persons

          On a quarterly basis, each Access Person, other than an Excluded Access Person, must report to the Adviser the information described below for each transaction in any Security, other than Excluded Securities, in which such Access Person has, or by reason of such transaction, acquires, any direct or indirect beneficial ownership in the Security, and Disinterested Trustees shall have the limited reporting obligation described below.

          The quarterly report shall disclose, with respect to any transaction during the quarter in a Security, other than Excluded Securities, in which the Access Person has any direct or indirect beneficial ownership, the following:

          1. The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security;

          2. The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

          3.   The price of the Security at which the transaction was effected;

          4. The name of the broker, dealer, or other entity through or with whom the transaction was effected; and

          5.   The date the report is submitted by the Access Person.

          A Disinterested Trustee need only report a transaction in a Security if such Disinterested Trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his/her official duties for the Trust, should have known that, during the 15-day period immediately preceding or the 15-day period immediately after the date of the transaction by the Disinterested Trustee, such Security was purchased or sold by the Trust or other Client Accounts or was being considered for purchase or sale by the Trust or other Client Accounts.

          The quarterly transaction reports should be submitted on the form attached hereto as Exhibit D.

     (d)  Submission of Reports

          With the exception of the information  required by Section 8(a) above,
          which  is  required  to  be  reported   whenever  any  new   brokerage
          relationship is

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          established,  every  report must be  submitted to the Adviser no later than 10 calendar days after the end of each calendar quarter. The report must include the information with respect to any transaction in a Security (not including Excluded Securities) effected during the calendar quarter.

     (Note: The requirement referenced in Section 8(c) above may be satisfied through the transmission of automated feeds, or the regular receipt of duplicate brokerage confirmations and monthly brokerage statements, together with the form attached as Exhibit D.)

     (e)  Disclaimer of Ownership

          A report may contain a statement that it shall not be construed as an admission by the person making the report that he has any direct or indirect beneficial ownership in the reported Securities.

     (f)  Submission of Duplicate Confirmations and Periodic

          Statements

          Each Access Person, other than an Excluded Access Person, must arrange for duplicate copies of trade confirmations and periodic statements of his or her brokerage accounts to be sent to the Adviser's Chief Compliance Officer or his/her delegate. This requirement applies to any brokerage account over which the Access Person exercises trading authority other than a brokerage account of a client over which the Access Person exercises trading authority in his/her capacity as an employee of the Adviser.

9.   Certifications

     Each Access Person, other than an Excluded Access Person, and each Disinterested Trustee must certify in writing on an annual basis that:

          1. He/She has read and understood the Code and recognized that he/she is subject to its provisions; and

          2. He/She has complied with the applicable provisions of the Code and has reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code. If an Access Person has no transactions during the year, such Access Person shall so advise the Chief Compliance Officer. Such certification should be provided on the form attached hereto as Exhibit E.

10.  Sanctions

     The Chief Compliance Officer shall review each report required by the Code and other compliance policies (other than annual holdings reports which have been submitted to Gibson, Dunn & Crutcher LLP) and shall report any violations to Senior Management, the Board of Directors of the Adviser and the Board of Trustees of the Trust. Each of the Board of Directors of the Adviser and the Board of Trustees of the Trust may impose such sanctions as they deem

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     appropriate,  including,  inter alia,  disgorgement of profits, a letter of censure and/or fine or suspension or termination of employment of the violator. Senior Management shall have the right to impose its own sanctions prior to action by the Boards, but any such sanction shall not preclude further sanctions by the Boards.

     All violations of this Code and any sanctions imposed by Senior Management with respect thereto shall be reported at the next meeting of the Board of Directors of the Adviser and the Board of Trustees of the Trust.

11.  Board Reporting

     Annually, the Chief Compliance Officer will prepare, or supervise the preparation of, a written report that describes any issues arising under the Code of Ethics during that year. The report must address, at a minimum, any material violation of these policies and procedures and any sanctions imposed in response. In the report, the Adviser must certify that it has adopted procedures reasonably necessary to prevent violations of the Code. The written report must be provided to the Board of Trustees of the Trust for its consideration.

12.  Administrative Procedures

     (a)  Distribution of Code of Ethics

          Upon commencement of duty with the Adviser, and annually thereafter, each Access Person shall receive a copy of this Code. Each Access Person shall file an Initial/Annual Acknowledgement Form (as referenced in Section 9 above) with the Chief Compliance Officer in a timely manner, indicating that he/she has read and understood the Code and associated procedures, including the Policy on Insider Trading, and that he/she has complied with, and will continue to comply with the requirements thereof.

     (b)  Record Keeping Responsibilities

          As of the date of this Code's adoption, the Chief Compliance Officer shall be responsible for maintaining custody of the following records for a period of five years:

          1.   all  duplicate  confirmations,   transaction  reports,  brokerage
               statements, and automated feeds;

          2. all lists of Access Persons used for the purpose of administering this Code;

          3. a written record of each violation of the Code, and a written record of any action taken as a result of each violation; and

          4. all employee Acknowledgement and Certification Statements, or any other such forms referred to in this Code.

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     (c)  Monitoring of Securities Transactions of Employees

          The duplicate confirmations supplied to the Chief Compliance Officer pursuant to Section 8(f) of this Code shall be reviewed by the Chief Compliance Officer in order to monitor compliance with the Code. The Chief Compliance Officer shall develop review procedures necessary to ensure compliance with this Code, including the Policy Statement on Insider Trading.

13.  Confidentiality

     All information obtained from any Access Person pursuant to this Code shall be kept in strict confidence, except that such information will be made available to the Securities and Exchange Commission or any other self-regulatory organization or to the Board of Trustees of the Trust to the extent required by law, regulation, or this Code.

14.  Amendments

     This Code may be amended from time to time by the Chief Compliance Officer. Any material amendment of this Code shall be submitted to the Board of Trustees of the Trust for approval in accordance with Rule 17j-1 of the Act.

     This Code has been adopted by the Board of Trustees of the Trust and the Board of Directors of the Adviser and supercedes all previous codes.

     Adopted May 27, 2004 by the Board of Trustees of the Trust

     Adopted May 27, 2004 by the Board of Directors of the Adviser

                            THE BJURMAN, BARRY FUNDS

                          SUPPLEMENTARY CODE OF ETHICS
                                      FOR
                           SENIOR FINANCIAL OFFICERS
                                   (MAY 2004)

1.   Purpose.

     The Board of Trustees (the "Board") of The Bjurman, Barry Funds, a Delaware statutory trust (the "Trust;" each fund in the Trust is referred to herein as a "Fund"), has adopted the following Supplementary Code of Ethics (the "Code") to apply to the Trust's Co-Presidents and Treasurer (who is the Trust's principal financial and accounting officer) (collectively, the "Senior Financial Officers"). The Code is intended to deter wrongdoing and to promote:

o    Honest and ethical  conduct,  including  the ethical  handling of actual or
     apparent   conflicts  of  interest   between   personal  and   professional
     relationships;

o Full, fair, accurate, timely, and understandable disclosure in reports and documents that the Trust and its Funds file with, or submit to, the Securities and Exchange Commission (the "SEC")and in other public communications;

o    Compliance with applicable governmental laws, rules, and regulations;

o The prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

o    Accountability for adherence to the Code.

     No  code  or  policy  can  anticipate   every  situation  that  may  arise.
     Accordingly, this Code is intended to serve as a source of guiding principles. You are encouraged to bring questions about particular circumstances that may involve one or more of the provisions of this Code to the attention of the Trust's Director of Compliance or the Chair of the Audit Committee, who may consult with the Trust's outside legal counsel as appropriate.

2.   Introduction.

     The Senior Financial Officers are expected to adhere to a high standard of ethical conduct. The reputation and good standing of the Trust depend on how the Trust's business is conducted and how the public perceives that conduct. Unethical actions, or the appearance of unethical actions, are not acceptable. In addition to each of the directives set forth below, each Senior Financial Officer shall be guided by the following principles in carrying out his/her duties and responsibilities on behalf of the Trust:

o Loyalty, Honesty and Integrity. You must not be, or appear to be, subject to influences, interests or relationships that conflict with the best interests of the Trust.

o Observance of Ethical Standards. When carrying out your duties and responsibilities on behalf of the Trust, you must adhere to the high ethical standards described in this Code.

o Accountability. The Trust will hold you accountable for your adherence to this Code and the Trust's Amended and Restated Code of Ethics dated May 2004.

     Familiarize yourself with each provision of these codes.

3.   Integrity of Records and Financial Reporting.

     The Senior Financial Officers are responsible for the accurate and reliable preparation and maintenance of the Trust's financial records. Accurate and reliable preparation of financial records is of critical importance to proper management decisions and the fulfillment of the Trust's financial, legal and reporting obligations. As a public company, the Trust files annual and periodic reports and makes other filings with the SEC. It is critical that these reports be timely and accurate. The Trust expects those officers who have a role in the preparation and/or review of information included in the Trust's SEC filings to report such information accurately and honestly. Reports and documents the Trust files with or submits to the SEC, as well as other public communications made by the Trust, should contain full, fair, accurate, timely and understandable disclosure.

     The Senior Financial Officers are responsible for establishing, and together with the Board, overseeing adequate disclosure controls and procedures and internal controls and procedures, including procedures that are designed to enable the Trust to: (a) accurately document and account for transactions on the books and records of the Trust; and (b) maintain reports, vouchers, bills, invoices, performance records and other essential data with care and honesty.

4.   Conflicts of Interest.

     You must not participate in any activity that could conflict with your duties and responsibilities to the Trust. A "conflict of interest" arises when one's personal interests or activities appear to or may influence that person's ability to act in the best interests of the Trust. Any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest should be disclosed to the Trust's Director of Compliance. In addition, because conflicts of interest are not always obvious, you are encouraged to bring questions about particular situations to the attention of the Trust's Director of Compliance.

     This Code does not describe all possible conflicts of interest that could develop. For additional guidance, please refer to the Trust's Amended and Restated Code of Ethics dated November 2002.

     Some of the more common conflicts from which you must refrain are set forth below:

o Improper conduct and activities. You may not engage in any conduct or activities that are inconsistent with the Trust's best interests or that disrupt or impair the

     Trust's relationship with any person or entity with which the Trust has or proposes to enter into a business or contractual relationship.

o Gifts. You and members of your immediate family may not accept gifts from persons or entities if such gifts are being made in order to influence you in your capacity as a Senior Financial Officer, or if acceptance of such gifts could create the appearance of a conflict of interest.

5.   Confidentiality.

     You must maintain the confidentiality of information entrusted to you by the Trust and any other confidential information about the Trust, except when disclosure is authorized or legally mandated. For purposes of this Code, "confidential information" includes all non-public information relating to the Trust, its Funds and their portfolios and investments.

6.   Compliance with Laws, Rules and Regulations.

     It is the policy of the Trust to comply with all applicable laws, rules and regulations, and the Trust expects its Senior Financial Officers to carry out their responsibilities on behalf of the Trust in accordance with such laws, rules and regulations and to refrain from illegal conduct.

7.   Encouraging the Reporting of any Illegal or Unethical Behavior.

     The Trust is committed to operating according to the highest standards of business conduct and ethics and to maintaining a culture of ethical compliance. The Senior Financial Officers should promote an environment in which the Trust: (a) encourages employees of the Trust's Adviser to talk to supervisors, managers and other appropriate personnel when in doubt about the best course of action in a particular situation; (b) encourages employees of the Trust's Adviser to report violations of laws, rules and regulations to appropriate personnel; and (c) informs employees of the Trust's Adviser that the Trust and its Adviser will not allow retaliation for reports made in good faith.

8.   Waivers.

     It is the Trust's policy that waivers of this Code will not be granted except in exigent circumstances. Any waivers of this Code may only be granted by a majority of the Board after disclosure of all material facts by the individual seeking the waiver. Any waiver of this Code will be promptly disclosed as required by law.

9.   Conclusion.

     You should communicate any suspected violations of this Code promptly to the Chair of the Audit Committee or to the Trust's Director of Compliance. Violations will be taken seriously and investigated by the Board or by a person or persons designated by the Board and appropriate disciplinary action will be taken in the event of any violations of the Code.

BJURMAN, BARRY & ASSOCIATES
POLICIES AND PROCEDURES

B.   PERSONAL TRADING & REPORTING

     Bjurman, Barry & Associates ("BB&A") has adopted a Code of Ethics which encompasses both the Adviser and the Trust's personal trading & reporting requirements. BB&A uses an automated system, CTI for pre-clearance purposes.

     It is our policy to determine whether BB&A's "access persons" (see general definition below) are in compliance with the guidelines set forth relating to personal trading. We obtain Confirmations and Statements for each access person who trades for personal benefit (including spouses, children, etc.)

     All account information and confirms are input into CTI Examiner which in turn will populate various reports i.e. Frontrunning, Restricted List, Confirm Details and Personal Violations Reports ("the Reports"). These Reports assist Compliance in determining whether or not all transactions were pre-cleared, authorized and confirmed according to the firms' guidelines.

     In accordance with Rule 17J-1, the firm requires each access person of a registered investment company or of an investment advisor to report to the investment company specific information concerning transactions in any security in which the access person has or acquires any direct or indirect beneficial ownership in the security. The rule defines an access person of a registered investment company or an investment advisor as any director, officer, general partner, or employee

     "who in connection with his/her regular function or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by registered investment company, or whose functions relate to the making of any recommendations with respect to such purchases or sales..."

     No less than each calendar quarter, Compliance reviews all Reports to determine whether individual trade confirms were received for each transaction reported on access persons' monthly account statements and to determine whether all access persons have been identified and whether Compliance received a signed access person form within the 10 day statutory requirement. The Compliance department maintains the firms' Roster of access persons.

     All findings are submitted to Senior Management for final review. In the event a violation has occurred, a Personal Securities Trading Violation Form will be issued. The form provides a description of the violation, corrective action and the sanction imposed. Sanctions include but are not limited to:

          1)   Exclusion of participation in personal trading

          2)   Disgorgement of profits

          3)   Suspension of pay, and other firm privileges

BJURMAN, BARRY & ASSOCIATES
POLICIES AND PROCEDURES

C.   INVESTMENT MANAGEMENT

     BB&A provides discretionary portfolio management services for advisory clients who wish to invest in equity securities, fixed-income securities, or a combination thereof. To this end, BB&A services its clients through two divisions: 1) BB&A Institutional, Mutual Fund, and Dual Contract Division 2) BB&A Traditional Wrap Division. All of BB&A's strategic investment decisions are made by the Investment Policy Committee (the "Committee").

     1)   IPC Committee

     All Members of the Investment Policy Committee ("the Committee), consisting of the firm's Principal Executive Officers, Portfolio Managers and Senior Financial Analysts have established a guideline list o model portfolio-consisting of selected stocks. The Committee utilizes five models for determining the most attractive stock candidates. These models emphasize both growth and value attributes, to include: EPS Growth, EPS Strength, EPS Revision, Cash Flow-to-Price, and P/E Growth.

     In determining the stock selection for both purchases and sales to be included in the guideline, the Committee identifies the best stocks to purchase based on both the quantitative rankings, and fundamental analysis, of the companies. The list of purchase candidates is further narrowed based on the outlook for the economy and various industries.. BB&A's economic analysis of these industries is then combined with a ranking process. Members of the Committee review daily closing prices of each issue on the list. The daily review allows senior associates to be fully aware of price fluctuations as they occur, rather than after a significant decline or advance has occurred. The Committee also defines the Sell discipline for the firm. Stocks are reviewed for possible sale if:

     o  A stock has fallen 15% from its recent high or cost

     o  A stock loses its earning momentum

     o  A stock is no longer undervalued

     o  A stock is in an industry that is no longer expected to perform well

     The Committee meets approximately every 30 days and provides Compliance with a list of potential buys and sells which serves as the firms' restricted securities list ("the List"). The Committee's decisions regarding equity investments are based on a variety of factors including economic forecasts, its cash reserve policy, industry/company participation in the model portfolio, and the percentage of each issue within the model portfolio. The forecasts are reviewed each month to assess the impact of new information on the economy and the capital markets. The Committee's decisions regarding fixed-income portfolios may include calculation of an interest rate forecast, determination of portfolio guidelines by maturity structure, sector and coupon distributions, and quality. The Committee reviews interest rate forecasts as market conditions and/or other circumstances dictate. Coupon distribution strategies may be used in order to take advantage of rate changes and to dampen the volatility of portfolios. The respective securities on the List are input into CTI Examiner accordingly. Each subsequent List received will supercede the previous. Until such time that Compliance receives an updated list, those particular purchases and sells will continue to be restricted.

     The Committee will communicate all changes to the Compliance Department as necessary.

     2) Valuation/Valuation Committee

     BB&A utilizes the services of a third party vendor, APL, to provide, among other things, daily portfolio valuation. APL uses the services of FTID (Financial Times Interactive Data) to provide the prices, which are based on the last available closing price of any given security.

     BB &A's Valuation Committee ("Valuation Committee") is comprised of Senior Management. The Valuation Committee is responsible for implementing and carrying out procedures, the purpose of which is to establish a process for determining the fair value of securities when required by Rule 2a-4 and the fair value of securities when appropriate under emergency or unusual situations. The Valuation Committee has the responsibility for monitoring the prices or valuations of securities and other assets. The Valuation Committee shall meet on an as-needed basis to value any securities or other assets for which prices or valuations are not readily available or in the event of emergency or unusual situations, as determined by the Senior Management

     The Valuation Committee shall provide supporting documentation relating to any meetings held and/or decisions made relating to valuation. The documentation will be maintained by the Compliance Department and generally provides the following information:

          1.   Identification  of a  security  or  securities  for which  market
               quotations  are  not  readily   available  or  were  not  readily
               available;

          2. A description of the basis of the belief that market quotations for each such security were or are not readily available;

          3. A description of a security or securities that are and/or were fair value priced because of an emergency or unusual situation during the quarter;

          4. A description of the belief that an emergency or unusual situation exists or existed which made or makes the use of fair value pricing appropriate; and

          5.   A  description  of the  pricing  methodology  used to value  each
               security   and  any  factors   considered   significant   in  the
               determination to use that method.

     In general, securities for which market quotations are not readily available include:

          o    A security that is deemed "illiquid," such as:

     Restricted securities that are not eligible for resale pursuant to Rule 144A, Repurchase agreements, time deposits maturing in more than seven days, or Municipal Lease securities;

          o A security when the exchange or market on which it is traded does not open for trading for an entire trading day and no other market prices are available; and o A security when purchases and/or sales of the security have been infrequent, or the validity of quotations appears questionable indicating there is a thin market in the security.

     It may be appropriate to use fair value pricing for a security under emergency or unusual situations, such as the following:

          o When trading of a security on an exchange is suspended on the exchange;

          o When an event occurs after the close of the exchange on which the security is principally traded that is likely to have changed the value of the security; or

          o When an event with respect to the underlying issuer, market or jurisdiction occurs that is likely to have changed the value of the security.

     No single standard exists for determining fair value in good faith since fair value depends upon the circumstances of each individual case. As a general principle, the fair value of a portfolio security is the price that the Adviser might reasonably expect to receive for the security upon its current sale. Ascertaining fair value requires a determination of the amount that an arm's length buyer, under the circumstances, would currently pay for the security.

     The Valuation Committee will consider and evaluate all appropriate factors relevant to the proposed pricing methodology and will authorize the pricing methodology to be used for determining the fair value of the security.

     3) Cash Policy

     The IPC Committee determines the Cash Policy for the firm. Although the general policy for equity portfolios is to remain essentially fully invested in equities, the IPC may adjust cash reserves in relation to the current market environment. As market situations change, the IPC may decide to increase or decrease the reserves as needed. Portfolio Management applies the cash policy on an ongoing basis.

     4) Cash Monitoring

     To ensure compliance with the Cash Policy, account cash balance reports are submitted daily for review by a member of Senior Management. Copies of the report are kept on file with the Compliance Department.

     5) Client Restrictions

     Clients may impose restrictions on their assets that we manage. Investment restrictions may include the elimination or limitation of specific securities, industries or sectors. Restrictions may also include limitations on weightings among industries or markets, among many others. Additionally, the client may impose certain "social restrictions", for example, no tobacco stocks.

     Upon notification of a restriction from a client, the Compliance Department places the restriction for the corresponding client account on the trade accounting system, APL, as a front-end compliance tool. Additionally, the Compliance Department notifies both the Trading Desk and Portfolio Manager
     (PM). Generally, mandated restrictions would be identified within the original contract. Portfolio Managers are ultimately responsible for communicating any relevant information to the Compliance Department regarding client restrictions which may come to pass. In certain circumstances, a client may relay information via telephone, fax or e-mail. Any such requests must be documented and immediately forwarded to the Compliance Department, who in turn will update the system accordingly. Documentation relating to revisions/changes will be maintained in the Compliance Department.

     By placing the restriction on APL, the trade accounting system, APL, alerts the trader, prior to placing a trade, that a restriction may be violated. In this event, the Trader notifies the Compliance Department and Portfolio Manager. If the Portfolio Manager determines that the trade would not violate the client-imposed restriction, then he completes a Restriction Override Form, which is subject to the approval of Senior Management and/or the Compliance Department. The Compliance Department maintains the Restriction Override file.

     In order to assist us in the coding of securities for "social restrictions", BB&A utilizes the software of a third party service provider, TrustSimon, for stock screening purposes. Each quarter, the Compliance Department screens, using the third party software, the securities within BB&A's trading universe, and subsequently populates the securities with any appropriate coding based on social screening criteria. This process enables APL to identify whether a trade may violate a client imposed social restrictions, thus preventing the violation.

BJURMAN, BARRY & ASSOCIATES
POLICIES AND PROCEDURES

D.   BROKERAGE

     1) Securities Transaction Processing

     The process for placing a trade begins with the Portfolio Manager, who completes a Trade Memorandum, and forwards it to the trading desk. The trader then inputs the trade into the trading account system, APL. All transactions must be committed in APL prior to execution to ensure availability of cash. Each trader is responsible for committing his/her transactions accordingly. At that time, the trader places the order with a broker and time stamps the trade memorandum. Once the broker executes the trade, he/she notifies the trader of the execution price and share amount. The Trader then enters this information into the APL trade blotter and faxes, or sends electronically, the allocation back to the broker.

     2) Broker-Dealer Selection

     Before selecting a broker for the approved broker list, and after selection, on an ongoing basis, the Head Trader conducts a review of the broker candidate using certain "Approved Broker List Criteria." The criteria reviewed includes, but is not limited to, the following:

          1.   Financial Solvency

          2.   Competitive Commission Rate

          3.   Review of Regulatory Record

          4.   Information Flow

     It is the responsibility of the Head Trader to ensure all BB&A traders are familiar with the above criteria. Documentation relating to the selection process are maintained in the Trading Department and available to Compliance as requested.

     3) Best Execution

     Bjurman, Barry and Associates' fiduciary obligations require that best price and execution be obtained when effecting brokerage transactions for client accounts. Although there is no fixed manner to determine whether a particular broker provides best execution, the trading department considers the following factors:

          1. Competitive fees for comparable execution and services rendered from other brokers for similar transactions.

          2.   Access to the trading desk.

          3.   Difficulty of order.

          4.   Broker's distribution network.

          5. Willingness of broker to commit its own capital to work difficult orders.

          6. Broker's level of accuracy in executing, reporting and settling transacted orders.

          7.   Willingness of broker to accept and/or execute step-out orders.

     Each quarter, the Head Trader performs an evaluation of the brokers utilized by BB&A by completing a Best Execution Review Form. This form measures broker performance by rating the 20 most frequently used brokers during that period by using the above seven factors. This evaluation assists the Trading Department in determining how broker-dealers have performed, and gives a basis for future selection. The Trading Department and Compliance Department collectively maintain the documentation related to these evaluations.

     4) Discretionary Brokerage

     When BB&A has authority to select broker-dealers, it seeks to execute transactions at advantageous prices and at commissions that are reasonable in relation to the benefits received. BB&A evaluates the reasonableness of commissions based on the broker's ability to provide professional service and competitive commission rates. In selecting brokers or dealers, BB&A considers factors such as execution capability, the broker-dealer's responsiveness to BB&A's transaction requests, and the broker-dealer's clearance and settlement capability. BB&A also may consider the value of research products and services provided by a broker to BB&A for the benefit of BB&A's clients. Authorization for discretionary brokerage is identified in the respective client contract.

     5) Soft Dollars

     Research services received by BB&A consists of research or execution services provided in exchange for a specific amount of "soft dollar" commissions. Those services include research reports on companies, industries, and securities; economic and financial data; financial publications; computer databases; quotation equipment and services; research related computer hardware, software and services; and attendance at research-related conferences (not including the costs for travel and lodging). All research services received in exchange for soft dollar credits must be within Section 28e of the Securities and Exchange Commission of 1934 safe harbor.

     BB&A may pay a broker who provides research services commissions that are higher than another broker might have charged, but that ordinarily will not be higher than the generally prevailing competitive rate, if the Trading Department determines in good faith that the commissions are reasonable in relation to the value of the brokerage and research services provided. Research services may be useful in servicing any of BB&A's clients, but not all of such research may be useful to the account for which the particular transaction was effected.

     All soft dollar arrangements must be reviewed and approved by Compliance and Senior Management prior to entering into any arrangement. BB&A has soft dollar arrangements for both third party and proprietary services. Compliance monitors soft dollar statements, provides reports of soft dollar usage to applicable parties and works in conjunction with the Trading Department regarding any changes/revisions or terminations pertaining to the arrangement. While the trading department evaluates the services provided under soft-dollar arrangements, the Trading Department's primary goal is to provide best execution to the clients of BB&A.

     6) Directed Brokerage

     By completing a Directed Brokerage form, a client mandates that we direct brokerage to a particular broker-dealer. If directed to use a particular broker-dealer, BB&A generally will not attempt to negotiate commissions or other transaction costs. The Directed Brokerage form details the risks involved in electing to direct transactions to a particular broker-dealer. Clients designating a broker-dealer may pay higher commissions, and may not obtain as favorable execution, as would be the case if BB&A were given discretion to select broker-dealers. Because BB&A will not be able to aggregate securities transactions for clients who direct the use of a particular broker-dealer, the client also may not benefit from any improved execution or lower commissions that may be available for such transactions. Absent an executed Directed Brokerage form, BB&A is not authorized to direct transactions on behalf a client for any reason. Directed Brokerage forms are maintained in both the Account Administration and Compliance departments.

     7) Allocation and Rotation

     Trades for accounts with discretionary brokerage (including mutual funds) are generally executed first and orders for directed accounts (which include wrap fee programs) will be executed after all orders for discretionary accounts are completed, unless the directed broker allows for "step-outs". Through "step-outs", BB&A is able to aggregate orders of similar securities and execute a single block order through only one broker-dealer. This allows BB&A to execute orders as an aggregate block at the same negotiated price and this can sometimes be advantageous. After execution, portions of the block are stepped-out to client-directed brokers. However, not all directed brokers allow for step-outs. Orders not stepped-out are placed separately; often resulting in varying execution prices. All step-out transactions are specifically identified in on our trade accounting system, APL at the time of input.

     All sell decisions, unless otherwise instructed, apply to all the accounts that hold the securities to be sold. All buy orders are filled, unless an account has limited cash (in which case a partial fill is made) or restriction on "buys" is imposed on the account. Partial fills, whenever possible, are allocated on a pro-rata or proportional basis, and each account is allocated a minimum of 100 shares. Positions that require less than 100 shares are filled completely.

     BB&A may aggregate block affiliated mutual fund transactions with those of other advisory clients; in any case where a complete fill is not obtained, proportional allocation is made among all clients within the block; preferential treatment is not given to any particular client. It is recognized that it is possible that in some cases this procedure could have a detrimental effect on the price or volume of the security insofar as the Fund(s) is concerned. However, in other cases, it is possible that the ability to participate in volume transactions and to negotiate lower commissions will be beneficial to the Fund(s).

     With regards to Initial Public Offerings (IPOs), BB&A generally does not participate in these offerings. If a Portfolio Manager decides to purchase an IPO, the allocation would be determined by the Portfolio Manager based on which accounts he or she thinks would be most suitable for the purchase. Senior Management must pre-approve both the IPO purchase, and allocation determination. Documentation of this approval and rationale are maintained by the Compliance Department.

     8) Agency Cross Trades

     BB & A does not participate in principal trades or agency cross transactions (except to the extent that cross trades or agency cross trades may occur between the mutual funds that BB & A manages and in accordance with Rule 17a-7).

     9) Trade Errors

     As fiduciaries, we are required to put our clients' interests ahead of our own. This duty is especially evident when it comes to correcting errors made in placing trades for client accounts. BB & A defines a trade error as any trade that was incorrectly placed. Those which settle offer special issues and considerations. Those which do not settle can typically be corrected via cancel/rebill or reallocation (although we must avoid cross transactions and principal trading issues which violates our policy).

     Trading errors include, but are not limited to, the following:

          1.   The sale of a stock not held in the portfolio;

          2. Purchase or sale of a security contrary to the portfolio manager's instructions;

          3.   Purchase or Sale of shares over the required amount;

     When a trade error is discovered, the trader communicates the error to the Portfolio Manager immediately. In such cases where the situation calls for a cancel/re-bill, this process would be sufficient. Memorandum orders will document the cancel/re-bill accordingly. However, in cases where the trade has settled, in addition to immediately informing the Portfolio Manager, the Trading Department must forward a completed trade error form to the Chief Compliance Officer. Trade Error forms are filed by calendar year and maintained in the Compliance Department.

     Trading errors that result in losses cannot be covered by commissions generated by other transactions. Client accounts cannot be charged for erroneous trades, even if the error is made in good faith and is not the result of negligence on the part of the firm. BB&A will bear the cost of trade errors. Suitability of a trade error also factors into the resolution process. Communication with the client is of paramount importance. Unsuitable trades will always be resolved in the client's favor and the client's being made whole in the case of a loss, however, the client shall decide whether to keep unsuitable profits.

     In the event the error occurred as a result of a broker-dealer and if the broker-dealer offers or insists that errors be covered by commissions, the trader must notify the Chief Compliance Officer immediately. The Chief Compliance Officer will address the situation accordingly and do whatever necessary to rectify the matter. Any such instances will be documented and kept on file in the Compliance Department. BB&A does not maintain "trade error accounts" at any of our executing broker-dealers.

     Any profits from trade errors generated by BB&A will be delivered by the executing broker-dealer and treatment of the monies will be determined by Senior Management i.e. distribution to a charity of choice etc.

BJURMAN, BARRY & ASSOCIATES
POLICIES AND PROCEDURES

E.   ADVISORY CONTRACTS

     Bjurman, Barry & Associates ("BB&A) enters into a written contract with each of our clients. Clients may include separately managed accounts, sub-adviser arrangements, dual contract and traditional wrap programs. Generally, BB&A's standard investment advisory contract is utilized however; clients/entities may choose to submit a proprietary contract in lieu of our standard version. In all cases, the contract of choice, including account minimums, fees and content must be pre-approved by Compliance and Senior Management prior to execution.

     In addition, we utilize a "New Account Sheet" which identifies composite style, restrictions and documents the process respective to each department's function prior to the final execution of the contract. The departments include:

     Account Administration Composites Trading Fee Billing Compliance

     This worksheet provides a tangible audit trail regarding account set-up and confirmation of the documentation required.

     1.   Fees

          BB&A provides discretionary portfolio management services for advisory clients who wish to invest in equity securities, fixed-income securities, or a combination thereof. To this end, BB&A services its clients through two divisions: 1) BB&A Institutional, Mutual Fund, and Dual Contract Division 2) BB&A Traditional Wrap Division.

          All fees and account minimums are determined by Senior Management. The annual fee for our investment management services is based on the average market value of the portfolio during the applicable quarter and billed quarterly at the end of each quarter. There may be differing calculation methods mandated by clients i.e. wrap accounts and sub-advisory arrangements.

The basic fee structure is as follows:

        Size          Bond          Equity/Balanced  Emerging/Select/Micro-Cap
        $millions     accounts      accounts         **Small-Cap Absolute Return
        Up to $ 5     50 Basis pts  100 bp           100 bp
                      *(bp)
        $ 5 - $10     50 bp         85 bp            100 bp
        $10 - $25     45 bp         70 bp            100 bp
        $25 - $50     35 bp         60 bp            100 bp
        Over $50      30 bp         50 bp            100 bp
        Over $100     Negotiate     Negotiate        100 bp

     Please refer to Form ADV Part II for more detailed information.

     *Note: bp = basis points; A basis point is 1/100 of 1%

     **The Small Cap Absolute Return Strategy may also be subject to a performance fee in addition to the annual fee of 100 bp.

     Performance based fees are selectively offered, and BB&A has, from time to time accepted such a fee arrangements. Prior to entering into a performance- based relationship with any client, BB&A must verify "Qualification Eligibility" of the prospective client. Compliance will forward a Performance Disclosure form to be completed and returned for evaluation. BB &A will only enter into such an arrangement if all of the requirements and disclosures under SEC Rule 205-3 are met. It is at the sole discretion of Sr. Management to approve final acceptance of a performance based arrangement. All documentation is maintained in the respective Compliance file.

2.   Referral Fees

     BB & A is allowed to pay referral fees to persons who solicit advisory clients for us. To do so, we must comply with the Cash Solicitation Rule under the Advisers Act. The rule requires:

     1.   The adviser is registered under the Advisers Act;

     2. The solicitor is not a "bad boy," i.e. no conviction, etc. with respect to securities activities ;

     3. The cash fee is paid pursuant to a written agreement with the adviser, a copy of which is retained in compliance with Reg. 204-2(a)(10); and

     4. The fee is paid to a solicitor for solicitation services regarding providing impersonal advisory services; or who is a partner, employee, etc. of adviser (or affiliate), and such status is disclosed to client.

     In such instances, BB&A generally charges the management fee to the client and pays out a portion of the fee to the referring party. BB&A, however, does not pay a salary or a retainer fee to any referring party nor is BB&A affiliated with the same in any other way than under the terms of disclosure about the relationship. A solicitation agreement must be executed between the solicitor and BB &A. The agreement describes solicitation activities and compensation, obligates the solicitor to comply with the adviser's instructions and the Advisers Act and rules, in addition to providing the client with the adviser's brochure and a Solicitation Disclosure Statement. The Solicitation Disclosure Statement, which sets forth the relationship between BB&A and the referring party as required by the SEC, under Rule 275.206(4)3 of the Investment Advisers Act of 1940 will disclose both the solicitor's name & adviser's name, nature of the relationship between the solicitor and the adviser, statement that the solicitor is to be compensated by adviser, terms and description of compensation, and the amount, if any, will be charged to the client in addition to the advisory fee. Prior to entering into an agreement with the referred client, we must receive a signed and dated acknowledgement from the client evidencing the receipt of BB&A's Form ADV Part II and the solicitation disclosure statement (on the solicitor's letterhead). All documentation is maintained in a respective Compliance file.

BJURMAN, BARRY & ASSOCIATES
POLICIES AND PROCEDURES

     F. ACCOUNT ADMINISTRATION

     Generally, BB&A assigns an Account Administrator to each account managed by the firm. An Account Administrator's responsibilities involve ensuring the integrity of the client data through reconciliation, regular interaction with the client custodian, and the accurate entry of data on the trade accounting system, APL.

          1)   Custodial Arrangements

               Each client of BB&A designates their own custodian with whom their funds are safeguarded. BB&A does participate in the selection process of the designated custodian. Some clients custody their funds at banks, while others choose to custody their funds with Broker-Dealers. BB&A does not, custody, or act as a custodian for, any of its clients' assets.

          2)   Account Reconciliation

               The Account Administrator conducts both daily, and monthly, reconciliation between the client account data on APL and the client account data at their respective custodian. Typically, the Administrator obtains on-line access to the custodian information, which he or she compares with the information on APL. In some circumstance where on-line access is not available, the Administrator communicates with the custodian via phone or fax.

               This process of reconciliation helps to ensure the integrity of the client data, and thus protects Investment Management, Trading and Performance number reliability.

          3)   Auto Debits

               In the event that a client requests BB&A to auto debit fees from their account, the Account Administration department strictly adheres to the following procedures:

               1. BB&A sends a statement to the client showing the amount of the fee, value of client asset's and method to which the fee is calculated. (see invoice)

               2. BB&A discloses to the client that it's their responsibility to verify the accuracy of the fee and that the custodian will not determine if the fee has been calculated correctly.

               3. BB&A sends a bill to the custodian which shows only the amount of the fee paid by the custodian (this can be a fax, or in spreadsheet format etc.)

               4. BB&A receives authorization in writing from the client to receive fee payments directly from the client's custodian account (done in contract).

               5. The Custodian agrees to send the client, at least quarterly, a statement indicating all amounts disbursed from the account.

               The  five  step  method  will  ensure  we  meet  our   regulatory
               requirements so we are not deemed to have indirect custody. (refer to John B. Kennedy No-Action Letter).

     4)   Additions and Withdrawals

     Generally, if a client decides to add or withdraw assets to or from their account managed by BB&A, the Account Administrator is notified by the client and/or the custodian. Notification may be made verbally or in writing depending on the circumstances. The Administrator then promptly notifies the Portfolio Manager to ensure timely investment or selling of assets.

     5)   Mutual Fund Administration

     BB&A acts as both an Advisor, and Sub-Advisor, to various Investment Companies. The Mutual Fund Administration Department, in conjunction with the Compliance Department, monitors fund compliance with respect to the various prospectus and SAI restrictions. In instances where BB&A acts as a Sub-Advisor, the degree of monitoring varies, and is determined by the various requirements of each Advisor.

     In addition to the client restriction procedures (see Investment Management) utilized by BB&A , the Mutual Fund Administration Department employs compliance checklists, and daily fund monitoring to ensure fund compliance within the mandated criteria. The checklists are maintained in the Mutual Fund Administration department and periodically reviewed by the Compliance Department.

     As a function of serving in either an Advisor or Sub-Advisor capacity, the Compliance Department will prepare all quarterly reports i.e. Soft Dollar Usage, Code of Ethics Certifications etc. as requested. The Compliance Department in conjunction with the Mutual Fund Administration Department will also facilitate all respective Due Diligence efforts pursuant to client requests.

BJURMAN, BARRY & ASSOCIATES
POLICIES AND PROCEDURES

G.   CLIENT PROCEDURES

     1)   Client Supporting Information

     We require a certain amount of information from the client to meet our fiduciary obligations. Included in these obligations is providing; suitable investment recommendations to each client. We require that each new client, supply important information necessary for us to be confident that the investment style selected will meet the client's investment objectives i.e. suitability. BB &A Client Questionnaires are utilized in making such determinations. All questionnaires must be completed, and reviewed by Senior Management, prior to entering into any arrangements. In many cases, such as wrap programs, dual contract & consulting programs, the relevant information may be provided in a different format, however, the procedure remains the same. Senior Management at its sole discretion may reject any client arrangement for any reason.

     Certain clients (ERISA, Trust, etc.) also have additional information that may be required, including plan and trust documents, as examples. BB&A's Compliance Department obtains all relevant information and documentation from a client prior to or at the time we start providing services.

     2)   Client Relations

     In order to provide the best possible service to our clients, a portfolio manager and an account administrator are assigned to each account relationship (with the exception of Wrap Program Clients). The portfolio managers manage each account and communicate activities within the account to the client as needed. At the inception of each new account, a portfolio manager may meet with the client to ascertain the client's needs and investment objectives. Thereafter, the portfolio manager establishes a suitable investment strategy with the client and reviews that strategy on a regular basis. Client meetings are generally scheduled annually, or more frequently if a client desires. It is during client meetings that BB&A's thoughts regarding the economy, interest rate patterns, the equity market, client objectives, and account activities are discussed with the client.

     3)   Reports to Clients

     Once the account has been established, monthly correspondence reflecting BB&A's current investment strategy is sent out to each individually managed account. Part of this communication effort includes an economic and investment letter prepared by Senior Management and is accompanied by a computerized systems report i.e. statement. Details included are portfolio composition holdings, portfolio performance, and a transaction report summarizing trades and commission rates. The Account Administration department prepares all such materials and the Head Account Administrator is responsible for ensuring their accuracy  and timely  delivery.  This  process may differ  depending on the
     nature  of  the  account   relationship  i.e.   Investment   Companies  and
     Sub-Adviser relationships.

     Wrap clients will typically receive reports and other account-related communication directly from the wrap sponsor rather than from BB&A. Generally, BB&A is contracted solely with the sponsor as opposed to the end client. The nature and frequency of these reports are listed in the sponsor's disclosure document (Schedule H) and/or client contract. The Compliance Department maintains copies of the respective sponsor's Schedule H as necessary.

     4) Disclosure Documents

     As a registered investment adviser, BB&A provides clients and prospective clients with a written disclosure document. This document is Part 2 of our Form ADV. The purpose of this disclosure document is to inform clients of our services, fees, business practices, and possible conflicts of interest and/or material affiliations.

     BB&A delivers a copy of our ADV Part II to clients and prospective clients. The Compliance Department of BB&A delivers the ADV Part II at the time a contract is requested, and at the time a copy of the contract is mailed to the client after it is executed by BB&A. The advisory client has a right to terminate the contract without penalty within five business days after entering into the contract.

     5) Client Complaints

     BB&A endeavors to satisfy all clients to the best of our ability. From time to time, clients may experience problems relating to their accounts. In most cases, the Account Administrator assigned to the account will be the initial contact regarding the issue. If the Account Administrator is unable to satisfy the client, the issue would then be escalated to a Supervisor, Portfolio Manager and/or Compliance. All material complaints must be documented and kept on file with the client folder and copied to the Compliance Department. In some cases, the escalation process may need to include Senior Management.

BJURMAN, BARRY & ASSOCIATES
POLICIES AND PROCEDURES

H.   MARKETING

     The process in place for approval of marketing materials includes a review by a member of Senior Management, the Compliance Department, and the Analyst Department, all of which follow a review and approval from the Media Relations Department.

     The reviews are meant to ensure, among other things, that following are not contained in any advertisement published by BB &A:

          1.   Testimonials concerning any advice or service of BB & A;

          2. References to past or specific recommendations of BB & A which were or would have been profitable to a person (excepting advertisements listing or offering to list all recommendations for at least one year together with certain required information and containing a required cautionary clause);

          3. Representations that any graphs, charts, or formula or device can be used to determine which securities to buy or sell or when to buy or sell them unless accompanied by explicit disclosure regarding the limitations and serious difficulties and risks inherent with their use;

          4. Any representation that a service will be provided free of charge unless there is in fact no condition or obligation; or

          5. Any untrue statement of a material fact or which may be false and/or misleading.

     Additionally, as part of BB & A's review and approval process, we determine whether the advertisement:

          1. Fails to disclose the effect of material market or economic conditions on the results portrayed;

          2. Includes actual results that do not reflect the deduction of advisory fees, brokerage or other commissions and any other expenses that a client would have paid or actually paid;

          3.   Fails  to  disclose  whether  and  to  what  extent  the  results
               portrayed   reflect  the  reinvestment  of  dividends  and  other
               earnings;

          4. Suggests or makes claims about the potential for profit without also disclosing the possibility of loss;

          5. Compares the actual results to an index without disclosing all material facts relevant to the comparison;

          6.   Fails  to  disclose  any  material  conditions,   objectives,  or
               investment strategies used to obtain the results portrayed;

          7. Fails to disclose, if applicable, that the results portrayed relate only to a select group of the adviser's clients, the basis on which the selection was made, and the effect of this practice on the results portrayed, if material.

     This procedural review is also designed to ensure that all advertising and marketing materials are consistent with the fees and services as described in BB&A's current Form ADV, Part II.

     As a general practice, performance numbers are presented solely as "net of fee". However, situations may arise when gross of fees performance numbers are presented as well. In these cases, the performance numbers (please see AIMR Procedures for detailed information relating to performance derivation):

          1.   Receive equal prominence;

          2.   Are presented in a format that permits easy comparisons; and

          3. Are accompanied by sufficient disclosure, such as a specific reference to the lack of inclusion of investment advisory fees and other expenses to prevent the numbers from being misleading.

     In certain circumstances, such as in an RFP (Request for Proposal), BB&A may provide only gross of fee performance numbers. In these cases, BB&A provide the following disclosures at the time of these presentations, which must be "one-on-one".

          1.   the   performance   figures  do  not  reflect  the  deduction  of
               investment advisory fees;

          2. the client's return will be reduced by the advisory fees and any other expenses it may incur in the management of its advisory account;

          3. the investment advisory fees are described in Part II of the adviser's Form ADV;

          4. a representative example (e.g., a table, chart, graph, or narrative), that shows the effect an investment advisory fee, compounded over a period of years, could have on the total value of a client's portfolio.

     All BB & A published material, which includes "gross" performance numbers must contain an appropriate legend stating "For use in one-on-one presentations only".

     To assist with the compliance of AIMR-PPS Standards, the Compliance Department utilizes a checklist when reviewing performance presentations. The checklist references the required AIMR-PPS disclosures; the following disclosures are to be included in all materials with performance information:

          1.   Definition of the firm

          2. Offer to provide a list of all composites with description upon request

          3.   Minimum asset level for composite inclusion

          4.   The currency used

          5.   Presence, use, and extent of derivatives

          6.   Whether gross or net of fees were used

          7.   Relevant details regarding tax treatment

          8. Whether any non-fee paying portfolios are included in the composite

          9. What percentage of non-fee paying portfolios are included in the composite

          10.  Composite creation date

          11.  Brief description of the composite

          12.  Claim of AIMR compliance

          13.  The presentation must include for all years:

                a. the composite performance

                b. benchmark performance

                c. number of portfolios in composite

                d. amount of assets in the composite

                e. % of firm assets that the composite represents

                f. dispersion

     The purpose of BB&A's review and approval process is to ensure the presentation of composite performance numbers with the appropriate disclosures required in accordance with SEC regulations and AIMR guidelines. Marketing materials are not distributed without the appropriate disclosures and meeting all necessary criteria. This includes letters to more than 10 persons, one-sheets, performance reviews and any type of electronic file such as PowerPoint presentations.

     In addition to the disclosure requirements necessary to claim AIMR compliance, BB&A Analyst Department maintains, updates, and adheres to the firm's AIMR-PPS Policies and Procedures Manual (please see AIMR Procedures.)

     1) Requests for Proposals (RPF's)

     From time to time, BB&A receives Requests for Proposals (RFP's). In these cases, since the RFP or Questionnaire, requires detailed information about the firm and performance, the Analyst Department coordinates the response. BB&A has established an RFP Group which consists of a person from the Compliance and Analyst Departments, as well as a member of Senior Management. Each member of the RFP group is responsible for review and approval of the RFP. Once the RFP has been completed and approved, a copy of such documentation is kept on file with Media Relations.

     2) Representative Client List

     The Compliance Department maintains the representative client list, along with documentation of permission received from the client. This list may be amended from time to time as we receive client permission or if a client rescinds permission or terminates management. The review and approval process involves ensuring that, along with permission, the following disclosures are satisfied.

          1. The adviser will not use performance based criteria to determine which clients to include in the list,

          2. The client list will include the disclaimer "It is not known whether the listed clients approve or disapprove of [the adviser] or the advisory services," and

          3.   Each  client  list  will  include  a  statement   disclosing  the
               objective criteria used to determine which clients to include in the list.

     3) Past Specific Recommendations

     BB&A may list or identify securities that were recommended in the past and that have become profitable only if the specific conditions of the rule are met. (The rule does not apply to current recommendations.) These conditions include offering or including a list of all securities recommended for the past year which must include specific information and disclosure that "It should not be assumed that recommendations made in the future will be profitable or will equal the performance of the securities in this list."

     We may also distribute reports to clients and prospective clients, which identify and discuss certain but not all, securities bought, sold or managed by the adviser provided certain conditions are met. These conditions include using consistent and objective non-performance based criteria in selecting the securities, not disclosing profits or losses, and maintaining records among others.

     4) Article Reprints

     Reprints of newspaper or periodical articles about an adviser, or its personnel, are subject to the advertising rules and must not be misleading. BB&A pays for reprints and obtains permission to re-print articles, in accordance with copyright law. If a Portfolio Manager or Marketing Representative requests an article reprint, he or she contacts Media Relations who, in turn, obtains approval from Senior Management and Compliance. Once approval has been obtained, Media Relations contacts the appropriate company to arrange for permission. Media Relations maintains a file with documentation of such permission. The shelf life for use pertaining to Article Reprints is approximately two calendar quarters.

     5) Website

     Performance and advertisement information included on the BB&A Websites consists of approved marketing material and is subject to the same procedures for the review and approval of advertising and marketing materials. Media Relations must obtain pre-approval from Senior Management and the Compliance Department, with respect to any additions or changes outside of the standard information currently displayed on the website. Additionally, Media Relations is responsible for coordinating monthly, quarterly, semi- annual and annual updates as applicable.

BJURMAN, BARRY & ASSOCIATES
POLICIES AND PROCEDURES

I.   AIMR

     Performance
     Presentation
     Standards

Redrafted AIMR-PPS(TM), the US and Canadian Version of GIPS(TM)

     FEBRUARY
     2004

     BJURMAN, BARRY & ASSOCIATES

     Table of Contents

     I.  Introduction

         1.1      Bjurman, Barry & Associates
         1.2      Definition of Total Firm Assets
         1.3      Effective Date for Compliance
         1.4      Retroactive Compliance
         1.5      Claim of Compliance

     II. Creation and Maintenance of Composites

         2.1      Composition of Composites
         2.2      Composite Definitions
         2.3      Restriction Checklist
         2.4      Description of Bjurman Composites
         2.5      Discretionary versus Nondiscretionary Portfolios
         2.6      Minimum Portfolio Size
         2.7      Portfolio Inclusion-Exclusion/ Terminated Portfolios
         2.8      Wrap-Fee Portfolios

     III.Calculation of Returns

         3.1      Calculation of Performance
         3.2      Calculating Composite Performance
         3.3      Valuation Periods and Weighting
         3.4      Allocating Cash
         3.5      Trading Expenses
         3.6      Trade-Date Accounting
         3.7      Net-of-Fees Performance Calculations
         3.8      Linking Quarterly Returns
         3.9      Accuracy Verification & Performance Revision

     IV. Presentation of Results

         4.1      Model Portfolios
         4.2      Gross versus Net of Fees
         4.3      Portability
         4.4      Supplemental Information

     V.  Disclosures

         5.1      List of Composites
         5.2      Risk
         5.3      Benchmarks
         5.4      Composite Dispersion
         5.5      Retroactive Compliance
         5.6      Wrap Fees

     VI. Verifications

         6.1      Pre-verification Procedures
         6.2      GIPS Verification (Level I)
         6.3      Performance Examination (Level II)

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

     VII. Appendix -  Report Instructions and Organization for BB&A Compliance

                     Security APL Reports o AIMRCOMP, MANAGERAI, ADDVAL, FIXWDS Representative Account Holdings, Top 10, Asset Allocation Client Profile Spreadsheet, Summary Spreadsheet
                     Portfolio Sectors and Characteristics
                     Other Miscellaneous

     VIII. Conclusion
                        Responsible Positions

     IX. Amendments and New AIMR Issues

                                 I. Introduction

     The investment community's need for a common, accepted set of guidelines to promote fair representation and full disclosure in every firm's presentation of its performance results to clients and prospective clients has guided the development of the AIMR-PPS standards. The Standards are the manifestation of a set of guiding ethical principles and should be interpreted as minimum standards for presenting investment performance. The Standards have been designed to meet the following four goals:

o  achieve greater uniformity and comparability among performance presentations;

o  improve the service offered to investment management clients;

o  enhance the professionalism of the industry;

o  bolster the notion of self-regulation.

The Standards set expectations and provide an industry yardstick for evaluating fairness and accuracy in investment performance presentation.

Following are the guidelines applicable to Bjurman, Barry & Associates and how they are being met.

1.1 Bjurman, Barry & Associates o Definition of a Firm

Bjurman, Barry and Associates has voluntarily accepted to comply with the AIMR-PPS. This is done because the Standards are widely recognized as the most effective guidelines for fair and accurate reporting of investment performance. To claim compliance with the AIMR-PPS standards, the firm must comply with the Standards on a firmwide basis. Additionally, the firm must state exactly how it is defining itself for purposes of compliance.

     Bjurman, Barry & Associates is defined as the Institutional, Mutual Fund, and Dual Contract Client Division of Bjurman, Barry & Associates and excludes the Traditional WRAP Division.

1.2 Definition of Total Firm Assets

Total firm assets are defined to include all discretionary and non-discretionary assets. "Total firm assets" does not refer to assets assigned to subadvisors that are not part of the firm are not to be included in total firm assets and their performance record is, therefore, not part of the firm's record. If the manager has discretion over the underlying assets, those assets are to be included in total firm assets.

For the defined firm, all fee-paying accounts with investment discretion must be included in one or more composites. The account portfolios must be grouped into composites based on similar investment strategy or objective. Compliance cannot be met on a per composite or per product basis but can only be met on a firmwide basis. Composites may not be presented as being in compliance unless all of the firm's qualifying portfolios have been accounted for in at least one composite defined according to similar strategy or investment objective.

1.3 Effective Dates for Compliance

For BB&A to claim compliance with the AIMR-PPS standards, the firm must meet the following effective dates:

o From January 1, 1993, going forward, all of the firm's actual discretionary fee-paying nontaxable portfolios solely invested in U.S. investments must be presented in composites that adhere to the Standards.

o From July1, 1995, going forward, all of the firm's actual discretionary fee-paying portfolios meeting the definition of a wrap-fee account must be presented in composites that adhere to the Standards.

o From January 1, 1997, going forward, all of the firm's composites and performance presentations must include accrued income in both beginning and ending market values performance calculations. In addition, all of the firm's performance presentations, including presentations of historical performance, must contain a measure of composite dispersion.

1.4 Retroactive Compliance

The AIMR-PPS standards require that firms report, at a minimum, 10 years of investment performance to claim compliance with the Standards.

   Firms with records or performance calculations for periods prior to the applicable effective date(s) that are not in conformance with the AIMR-PPS standards can still claim compliance with the Standards if certain conditions are met.

   To claim compliance BB&A has restated its historical  performance  numbers in
accordance   with  the  standards   back  to  1987  (since   proper   supporting
documentation exists to then) or since the inception of the composite.

1.5 Claim of Compliance

To claim compliance, firms must meet all composite, calculation, presentation, and disclosure requirements of the AIMR-PPS standards. Firms also are strongly encouraged to follow the recommended Standards.

   The following legend (i.e., the Compliance Statement) may be used only after every reasonable effort is made to ensure that the performance presentation is in compliance with the AIMR-PPS standards:

         Bjurman, Barry & Associates has prepared and presented this report in compliance with the Performance Presentation Standards of the Association of Investment Management and Research (AIMR-PPS(TM)), the U.S. and Canadian version of the Global investment Performance Standards (GIPS(TM)). AIMR has not been involved with the preparation or review of this report.

AIMR members who misuse the terms "AIMR," "AIMR-PPS standards," or the Compliance Statement; misrepresent their performance history; or falsely claim compliance with the Standards are subject of disciplinary sanctions under Standard V(B) of AIMR's Standards of Professional Conduct.

                   II. Creation and Maintenance of Composites

A composite is an aggregation of a number of portfolios into a single group that is representative of a particular investment strategy, style, or objective. The composite return is the asset-weighted average of the performance results of all the portfolios in the composite. Constructing composites is the first step in implementing the AIMR-PPS standards. Creating meaningful asset-weighted composites is critical to the fair presentation, consistency, and comparability of results over time and among firms.

Requirements

1. General

   a. All Actual fee-paying discretionary portfolios must be included in at least one composite defined according to similar strategy or investment objective.

   b. Composites must include new portfolio on a timely and consistent basis after the portfolio comes under management.

   c. Terminated portfolio must be included in the institutional record of the appropriate composites up to the last full measurement period that the portfolio was under management.

   d. Portfolios must not be switched from one composite to another unless documented changes in client guidelines or the redefinition of the composite make switching appropriate. The historical record of the portfolio must remain with the appropriate composite.

   e. Carve out returns excluding cash cannot be used to create a stand-alone composite. When a single asset class is carved out of a multiple asset portfolio and the returns are presented as art of a single-asset composite, cash must be allocated to the carve out returns and the allocation method must be disclosed. Beginning 1/1/2005, carve out returns must not be included in single asset class composite.

Recommendations

1. General

   a. Separate composites should be created to reflect different levels of allowed asset exposure.

2. Wrap-Fee Accounts

      Wrap-Fee   portfolios  should  be  grouped  in  separate  composites  from nonwrapped composites.

2.1 Composition of Composites

All of the firm's fee-paying discretionary portfolios must be included in one or more appropriate composites. For constructing the composites, the firm must establish reasonable and consistent criteria and must analyze a variety of factors to distinguish and identify the investment strategies, styles, or objectives to be used in grouping the portfolios. Relevant factors include, but are not limited to,

o  investment management styles or strategies,

o  asset classes,

o  risk characteristics of portfolios,

o the degree of control that the firm has in implementing its investment strategies, and

o  characteristics of the clients

Once a firm has determined criteria for composite construction, portfolios can be assigned to particular composites. Portfolios may not be moved in and out of composites except in the case of valid, documented, client-driven changes in investment objectives or constraints. A memo (at minimum) at the end of each quarter must be written to document any changes (See Composite File).

2.2 Composite Definitions

All fee-paying discretionary portfolios are included into one of the following composites:

 D         Discretionary                  Account managed to the model without any restrictions (as
                                          previously agreed upon) that impede our investment process.
                                          Assets must be over $500,000* at the beginning of each quarter except for the Select Growth and the Small Cap Absolute Return
                                          styles, which have no minimum.

 ND        Non Discretionary              Account managed with restrictions that impede our investment process and/or have under $500,000* million in assets at the beginning of each quarter.

 DD        Dual-Contract                  Dual contract account managed to the model without any
           Discretionary                  restrictions (as previously agreed upon) that impede our
                                          investment process. Assets must be over $500,000 at the
                                          beginning of each quarter except for the Select Growth and the
                                          Small Cap Absolute Return styles, which have no minimum.

 DN        Dual-Contract                  Dual contract account managed with restrictions that impede our
           Non Discretionary              investment process and/or have under $500,000 in assets at the beginning of each quarter.

*

2.3   Restriction Checklist

Restrictions                                                         Restricted?
                                                                      Yes    No
Sin Stocks - Tobacco, Alcohol, Pornography, Gambling, Abortion         X
Military Weapons Production Nuclear & Conventional                     X
Defense Contractors                                                    X
Nuclear Power                                                          X
Firearms (non-military markets)                                               X
Birth Control/ Family Planning                                         X
Environmental Hazard/ Violator/ Pollution                              X
Animal Testing / Drugs                                                 X
Anti-Union                                                             X
Unfair Labor                                                           X
Companies in the AFL-CIO & NEA/MTA boycott lists                       X
Foreign Domiciled holdings including ADRs                                     X
Precious Metals & Commodities                                                 X
Limited Partnerships                                                   X
Real Estate / REITS                                                           X

(*) Prior to January 1, 2004, the min asset requirement for the Institutional/Mutual Fund D and ND composites was $1.0 Mil.

IPOs                                                                        X
South Africa Free                                                    X
Specific Stocks (typically 1 - 2 cos)                                       X
Mkt Cap constraints (i.e only cos with mkt cap > 100 million)      Micro  Others
Maximum % of a security is 5% at cost or market                             X
Maximum % of an industry is 15% at cost or market                           X
Minimum 90% invested in cos with 5+ years of continuous operations   X
Maximum 50% dollar turnover per quarter                                     X
Maximum 5% ownership of company by firm                              X

2.4 Description of Composites Style Description

Style              Description                               Benchmark       Description

Conservative       The Conservative Growth Equity            Russell         The Russell 1000 Growth Index is a
Growth             attempts to invest in US based,           1000            market capitalization-weighted index
Equity             large-cap companies with market           Growth          of large-cap US stocks that contains
                   capitalization in excess of $1                            the Russell 1000 securities with a
                   billion with the best growth                              growth orientation.
                   prospects. Some accounts in the
                   composite may contain stocks with
                   market capitalization below $500
                   million; however, these
                   investments should not exceed
                   30% of such account's total market
                   value.

Conservative       The Conservative Balanced                 Russell         See the Russell 1000 Growth and
Balanced           strategy offers a strategic mix of        1000            Lehman Brothers Govt/Credit Bond
                   stock, bonds or reserve. The              Growth /        Indexes
                   equity and fixed portions of the          Lehman
                   portfolio are managed in the same         Brothers
                   manner as our Conservative                Govt/Credit
                   Growth Equity and Traditional             Bond
                   Fixed Income portfolios.

Traditional        The Traditional Fixed Income              Lehman          The Lehman Brothers Govt/Credit
Fixed              strategy invests in fixed income          Brothers        Index is a proprietary index of
Income             securities emphasizing high               Govt/Credit     Lehman Brothers Inc. that reflects a
                   quality, short-term, and                  Bond            composite mix of investment grade
                   intermediate fixed income bonds.                          US Corporate Bonds and US
                   The average quality of our                                Treasury Securities.
                   portfolios ranges from AA - AAA.

Emerging           The Emerging Growth Equity                Russell         The Russell 2000 Growth Index is a
Growth             attempts to invest in US based,           2000            small cap, market capitalization-
Equity             small-cap companies with market           Growth          weighted index of US stocks that
                   capitalization between $100                               contains the Russell 2000 securities
                   million and $1 billion with the best                      with a growth orientation.
                   growth prospects.

All Cap            The All Cap Growth Equity                 Russell         The Russell Mid Cap Growth Index
Growth             attempts to invest in US based,           Mid Cap         is a market capitalization-weighted
Equity             large, mid, and small cap                 Growth          index of stocks domiciled in the US
                   companies with market                                     containing the Russell Mid Cap
                   capitalization in excess of $300                          securities with higher forecasted
                   million with the best growth                              growth values than the value
                   prospects. The median                                     universe.
                   capitalization generally falls in the
                   mid cap range.

Style           Description                                Benchmark       Description
Select          The Select Growth Equity strategy          Russell         The Russell 2000 Growth Index is a
Growth          is a highly concentrated small-cap         2000            small cap, market capitalization-
Equity          equity approach. It has the option         Growth          weighted index of US stocks that
                to be fully invested in equity                             contains the Russell 2000 securities
                securities with at least 75% of                            with a growth orientation.
                these securities being companies
                with market capitalization below
                $1 billion, not accounting for
                effects of market appreciation in
                the account (cost basis). Each
                portfolio will not hold more than
                25 individual securities. No
                minimum inclusion size for
                Discretionary composite. No
                sector/industry restrictions.

Large Cap       The Large Cap Aggressive Growth            Russell         The Russell 1000 Growth Index is a
Aggressive      Equity attempts to invest in US            1000            market capitalization-weighted index
Growth          based, large-cap companies with            Growth          of large-cap US stocks that contains
                initial market capitalization of over                      the Russell 1000 securities with a
                $1 billion with the best growth                            growth orientation.
                prospects.

Micro Cap       The Micro Cap Growth Equity                Russell         The Russell 2000 Growth Index is a
Growth          attempts to invest in US based,            2000            small cap, market capitalization-
Equity          micro-cap companies with market            Growth          weighted index of US stocks that
                capitalization between $30 million                         contains the Russell 2000 securities
                and $300 million with the best                             with a growth orientation.
                growth prospects.

Micro Cap       The Micro Cap Emerging Equity              Russell         The Russell 2000 Growth Index is a
Emerging        attempts to invest in US based,            2000            small cap, market capitalization-
Equity          micro-cap companies with market            Growth          weighted index of US stocks that
                capitalization between $30 million                         contains the Russell 2000 securities
                and $1 billion with the best growth                        with a growth orientation.
                prospects.

Small Cap       The Small Cap Absolute Return              Russell         The Russell 2000 Growth Index is a
Absolute        strategy attempts to invest in US          2000            small cap, market capitalization-
Return          based, small-cap companies with            Growth          weighted index of US stocks that
Equity          market capitalization between $30                          contains the Russell 2000 securities
                million and $1 billion. The                                with a growth orientation.
                strategy may also sell short various
                exchange traded funds, for
                example, the Russell 2000 Growth
                Index (ASE: IWO), but will not
                exceed fifty percent (50%) of the
                value of the total portfolio.

2.5 Discretionary versus Nondiscretionary Portfolios

To claim compliance
with the AIMR-PPS standards, all discretionary accounts must be included in one or more composites. A portfolio may be considered nondiscretionary only if client-imposed investment restrictions hinder or prohibit the application of the firm's intended investment strategy. Nondiscretionary portfolios must not be included in a firm's discretionary composites. The AIMR-PPS standards allow the firm to distinguish between discretionary and nondiscretionary portfolios in light of the unique, situational aspects and services of a particular firm. Because no universal definitions of "discretionary" portfolio and "nondiscretionary" portfolio exist, each firm must develop its own definition based on the general principle that a portfolio is nondiscretionary if the portfolio has restrictions that interfere with application of the firm's investment strategy. When particular investments are required to be included in a portfolio or when only limited restrictions are imposed on the portfolio, the firm must determine whether or not the entire portfolio is thereby rendered nondiscretionary. Nondiscretionary portfolios include but are not limited to:

o  non fee-paying portfolios,

o  Bjurman Employee Profit Sharing Plans and,

o  test portfolios run with actual money

The important concept is that BB&A apply reasonable, well-documented procedures in a consistent manner when determining whether to include or exclude portfolios.

2.6 Minimum Portfolio Size

A firm may set size limits to identify portfolios that the firm considers too small to be representative of the firm's intended strategy. These size criteria allow firms to exclude large numbers of portfolios that, in the aggregate, represent a small percentage of total firm assets. Once a minimum portfolio size has been established, the firm must disclose that information and apply the limit consistently.

The minimum portfolio size to be included in the discretionary composites are as follows:

Institutional/Mutual Fund          Assets in a portfolio must be over
Discretionary                      $500,000** million at the beginning
                                   of each quarter for all styles except for Select Growth and Small Cap Absolute
                                   Return styles, which have no minimum.

Dual Contract Discretionary        Assets in a portfolio must be over $500,000
                                   at the beginning of each quarter for all styles except for Select Growth and Small
                                   Cap Absolute Return styles, which have no minimum.

2.7 Portfolio Inclusion-Exclusion Policy / Terminated Portfolios

New portfolios are included the first full quarter under management. Excluded/Terminated portfolios must be included in an appropriate composite through the last full period (quarter) they were discretionary/under firm management and cannot be removed from historical results. Bjurman, Barry & Associates has established a tolerance threshold for excluding portfolios that fall below the minimum:

Institutional/Mutual Fund           Portfolios in the discretionary
Discretionary                       composite* must fall below $475,000
                                    (5%)  to be excluded.

Dual Contract Discretionary         Portfolios in the discretionary
                                    composite* must fall below $475,000
                                    (5%)  to be excluded.

*except for the Select Growth and Small Cap Absolute Return styles, which have no minimum


(*) Prior to January 1, 2004, the minimum asset requirement for portfolios in the Institutional/Mutual Fund composites was $1.0 Mil.

2.8 Wrap-Fee Portfolios

The definition of a wrap-fee account in the AIMR-PPS standards is the same as the SEC definition of a wrap-fee program. A wrap-fee account is defined by the SEC as

     A program [account] under which any client is charged a specified fee or fees not based directly upon transaction in a client's account for investment advisory services (which may include portfolio management or advice concerning the selection of other investment advisers) and execution of client transactions.

The Standards recommend that wrap-fee accounts be grouped in separate composites from non-wrapped composites because transaction fees (required to be netted by the AIMR-PPS standards) and advisory fees (not required to be netted) cannot be segregated uniformly by accounts and firms in a wrap-fee situation.

                           III. Calculation of Returns

Achieving comparability among investment management firms' performance requires uniformity in methods used to calculate returns. Performance must be calculated using a methodology that incorporates the time-weighted total rate of return concept.

Requirements

1. Total return, including realized and unrealized gains plus income, must be used.

2. Time-weighted rates of return that adjust for cash flow must be used. Periodic returns must be geometrically linked.

3. Accrual accounting must be used for fixed-income and all other securities that accrue income. Accrued income must be included in the market value calculation of the denominator and the numerator.

4. Composites must be asset weighted using beginning-of-period weightings.

5. Returns from cash and cash equivalents held in portfolios must be included in return calculations.

6. Portfolios must be valued at least quarterly. For periods beginning 1/1/2001, portfolios must be valued at least monthly.

7. Performance must be calculated after the deduction of trading expenses.

8. All  data  and  information   necessary  to  support  a  firm's   performance
   presentation and to perform the required calculations must be captured and maintained.

Recommendations

1. Equal weighted means and median returns for each composite should be included in the composite presentation or disclosed as supplemental information.

2. Accrual accounting for dividends (as of the ex-dividend date) is recommended, required beginning 1/1/2005.

3. Performance adjustments for external cash flows should be treated in a consistent manner. Significant cash flows (10 percent or greater) that distort performance may require portfolio revaluation on the date of the cash flow and the geometric linking of sub periods.

4. Trade-date accounting should be used, required beginning 1/1/2005.

3.1 Calculation of Performance

The AIMR-PPS standards require calculation of a time-weighted rate of return using a minimum of quarterly valuations and geometric linking of these interim returns.

   The method Bjurman uses through Security APL is called the Modified Dietz method. The modified Dietz method weights each cash flow by the amount of time it is held in the portfolio. The formula for estimating the time-weighted rate of return using the modified Dietz method is

     (R)DIETZ = MVE -  MVB -  F
                ----------------
                   MVB + FW

Where MVE is the market value of the portfolio at the end of the period, MVB is the market value of the portfolio at the beginning of the period, F is the sum of the cash flows within the period, and FW is the sum of each cash flow, F(i), multiplied by its weight, W(i).

   Weight W(i) is the proportion of the total number of days in the period that cash flow F(i)has been in (or out of) the portfolio. The formula for W(i) is

     W(i) = CD -  D(i)
            ----------
               CD

(Where CD is the total number of days in the period and D)i(is the number of days since the beginning of the period in which cash flow F)i(occurred.)

   Income. The AIMR-PPS standards require that interest income be calculated on an accrual basis. Since Security APL does not keep historical accrued income longer than 1 year, a report called ACCREP is to be run monthly.

3.2 Calculating Composite Performance

A composite is an aggregation of individual portfolios or asset classes representing similar investment objectives or strategies. The composite return is intended to be a single value that reflects the overall performance of the set. The objective in reporting the returns of composites is to use a method for reporting the composite return that will give the same value as if the composite were treated as one "master portfolio." That is, the calculated value is the same value that would result if all of the assets and transactions of the individual portfolios / classes were combined and the return was computed using the asset-weighted return.

   At Bjurman, Barry & Associates, Security APL uses the asset-weighted return (market-value-weighted average) to calculate composite performance. The AIMR-PPS standards are based on the principle of asset weighted returns. This method would give larger portfolios more of an impact on composite returns than smaller portfolios. The asset-weighted return does this by weighting the contributions to the composite rate of return by the beginning market values of its constituent portfolios. This method will give the same value as if the composite were treated as one master portfolio.

3.3 Valuation Periods and Weighting

The AIMR-PPS standards recommend that a portfolio be revalued when cash flows and market action combine to cause a material distortion of performance. A material distortion is deemed to occur when cash flows exceed 10 percent of the portfolio's market value. Daily valuations are encouraged because distortions in performance from cash flows decrease when portfolios are valued frequently.

   The AIMR-PPS standards require that beginning-of period market values be used to weight the portfolio returns in a composite. Beginning-of-period values represent the desired "master portfolio" result better than do end-of-period values.

   In computing the quarterly composite return, each portfolio's return is weighted by the beginning-of-quarter market value for the portfolio. If portfolios are valued monthly and linked to get the quarterly return, the return is calculated using the size-weighted composite return for each month and these monthly returns are linked to get the quarterly return.

   At Bjurman, Barry & Associates, Security APL is used to cover this area. The system is set up for use to revalue portfolios when cash flows exceed 10 percent of the portfolio's market value. A fax is sent at the end of each quarter to all custodians to double check that all major cash flows were reported to us by them in a timely manner. As for valuation periods, Security APL values portfolios monthly and links them to get the quarterly return.

3.4 Allocating Cash

Performance results for portfolios at Bjurman, Barry & Associates include cash, cash equivalents, and substitute assets. Since our style is to be fully invested at all times, cash allocation at the beginning of reporting periods is representative of our style.

3.5 Trading Expenses

Performance is to be calculated after the deduction of trading and other expenses that the firm controls (e.g., commissions, SEC fees). Custodial fees are not charged against performance. The treatment of a brokerage firm's annual charges as a cash withdrawal rather than as a charge against performance will depend on whether this annual fee is in lieu of separately levied transaction costs.

3.6 Trade-Date Accounting

Trade-Date accounting, which is recommended by the AIMR-PPS, is used when calculating performance.

3.7 Net-of-Fees Performance

When reporting historical investment performance, the IRR must be net of expenses, fees, and carry. Gross returns on the fund and on the portfolio investments are recommended as supplemental information. Fees should be deducted on a quarterly basis.

3.8 Linking Quarterly Returns

Quarterly returns attained from AIMRCOMP are entered into Standard & Poors' AIM datalab and linked geometrically to produce annual and annualized since inception returns.

3.9 Accuracy Verification & Performance Revision

Accuracy of performance numbers entered into Standard & Poor's AIM datalab from AIMRCOMP will be verified by a third party. Both the third party responsible for verification and the analyst responsible for inputting performance into AIM must attest to the accuracy of the returns by signing off on a quarterly basis and whenever performance revisions occur.

                           IV. Presentation of Results

Requirements

1. The AIMR-PPS standards require firms to present, at a minimum, ten years of annual performance history.

2. Annual returns for all years must be presented. Performance for periods of less than one year must not be annualized.

3. Composite results may not be restated following changes in a firm's organization.

4. Composites must include only assets under management and may not link simulated or model portfolios with actual performance.

5. Portability o Performance results of a past firm or affiliation can only be linked to or used to represent historical record of a new firm or new affiliation if a) a change only if firm ownership or name occurs, or b) the firm has all of the supporting performance records to calculate the performance, substantially all the assets included in the composites transfer to the new firm, and the investment decision-making process remains substantially unchanged.

6. Wrap-Fee Accounts

Performance must be shown net of all fees charged directly or indirectly to the account (unless transaction expenses can be determined and deducted).

Recommendations

1. Composite performance gross of investment management fees and custody fees and before taxes should be included in the composite presentation or disclosed as supplemental information.

2. Equal-weighted   composite   results  should  be  presented  as  supplemental
   information.

3. Supplemental information the firm deems valuable should be presented.

4. Wrap-Fee Accounts

   Pure gross-of-fees performance should be reported (in addition to the required net-of-fees performance), but gross-of-fees performance should be presented only to prospective wrap-fee clients.

4.1 Model Portfolios

Composites must include only assets under management and may not link simulated and model portfolios with actual performance. Model performance results may be presented to a potential client as supplementary information, but the model performance results must be clearly identified as such and must not be linked to actual results.

4.2 Gross versus Net of Fees

The AIMR-PPS standards recommend that performance be presented gross of management fees. If law or regulation requires otherwise, however, the applicable law or regulation is to be followed and reporting the gross-of-fees performance is recommended as supplemental information. If a net-of-fees calculation is used, because of laws or regulations, the firm must disclose the method used and include a fee schedule.

When net-of-fees composite results are shown, the firm must also disclose the weighted-average fee to enable a prospective client to compute composite performance on a gross-of-fees basis.

The AIMR-PPS standards recommend that performance results be presented gross of fees because a firm's fee schedule is usually scaled to size of assets. Therefore, performance results after deduction of an average management fee will not be representative of results for a portfolio that is much larger or much smaller than the size of the portfolio represented by the average fee. It is more representative to show results before the deduction of management fees and provide a fee schedule that represents the fee that would actually be paid by the prospective client.

   In addition, because fees are sometimes negotiable, presenting performance gross of fees shows the firm's expertise in managing assets without the impact of the firm's or clients' negotiating skills.

4.3 Portability

Performance is the record of the firm, not of the individual. The AIMR-PPS standards state that performance results of a prior firm may not be used to represent the historical record of a new affiliation or a newly formed entity unless a) a change only in firm ownership or name occurs, or b) the firm has all of the supporting performance records to calculate the performance, substantially all the assets included in the composites transfer to the new firm, and the investment decision process remains substantially unchanged. Using the performance data from a prior firm or affiliation as supplemental information is permitted as long as the past record is identified clearly as such and is not linked to the results of the new affiliation.

   Changes in a firm's organization should not lead to alteration of composite results. Therefore, composites should include all accounts managed by a member of a firm, even if the individual responsible for the past results is no longer with the firm, and composites should not include portfolios managed by members of the firm before they joined the firm.

   Performance data from a prior firm can be used, with the proper disclosures, as supplemental information. The manager must give credit for the performance to the prior affiliation and describe his or her responsibilities at the previous employer. If the responsibilities are accurately portrayed, the market will determine how the record should be interpreted in light of the new affiliation or entity. The historical results of the previous affiliation cannot be linked with the results of the new affiliation or newly formed entity. The nonlinking of records is a key factor.

   When a firm is acquired by another firm, the historical record is that of the acquiring firm; that is, the acquiring firm can show the performance results of the acquired firm as supplemental information but cannot claim that past record as its own (except for in certain circumstances which are further explained in the AIMR-PPS Handbook).

4.4 Supplemental

The AIMR-PPS standards recommend that the firm present supplemental information the firm deems valuable to prospective and current clients. Such disclosures might include portfolio characteristics, fundamentals of stocks within a composite, and other information recommended by the Standards.

   The inclusion of attribution as supplementary information in presentations is encouraged. Because different methodologies for calculating attribution can lead to different results, attribution analysis should be accompanied by a clear explanation of the methodology used.

4.5 Wrap Fees

For portfolios in which different types of fees are embedded in a single fee, as in the case of wrap-fee or all-in accounts, the firm must present performance net of all fees charged directly or indirectly unless actual transaction costs are determinable. Estimated transaction costs are not permitted.

V. Disclosures

Requirements

1.   General

For all composites, a performance presentation must disclose:

     o the availability of a complete list and description of the firm's composites,

     o    total firm assets,

     o the number of portfolios and amount of assets in a composite and the percentage of the firm's total assets, represented by the composite at the end of each period,

     o    date the composite was created,

     o the definition of "firm" used to determine the firm's total assets and firmwide compliance,

     o when a single asset class is carved out of a multiple asset portfolio and the returns are presented as part of a single asset composite, the method used to allocate cash to the carve out returns,

     o whether performance results are calculated gross or net of investment management fees and other fees paid by the clients to the firm or the firm's affiliates,

     o the existence of a minimum asset size below which portfolios are excluded from a composite,

     o when gross of fee performance is presented, the firm's fee schedule appropriate to the presentation,

     o when only net of fee performance is presented, the average weighted management and other applicable fees,

     o    the currency used to express performance,

     o a measure of dispersion of individual component portfolio returns around the aggregate composite return,

     o the total return for the benchmark(s) that reflect the investment strategy or mandate represented by the composite, for the same periods for which the composite return is presented. If no benchmark is presented, an explanation of why no benchmark must be disclosed. If the firm changes the benchmark that is used for a given composite in the presentation, the firm must disclose both the date and the reasons for the change. If a custom benchmark or combination of multiple benchmarks is used, the firm must describe the benchmark creation and re-balancing process,

     o whether settlement-date valuation is used rather than trade-date valuation,

     o the inclusion of any non-fee-paying portfolios in composites and the percentage of composite assets that are non-fee paying portfolios,

     o the use and extent of leverage, including a description of the use, frequency, and characteristics of any derivatives used,

     o any significant events within the firm (such as ownership and personnel changes) that would help a prospective client interpret the performance record, and

     o for historical performance records prior to the applicable effective date,

          o the performance that is not in compliance with the requirements of the AIMR-PPS standards and

          o a description of how noncompliance periods are out of compliance and the effects of noncompliance on returns.

3.   Wrap-Fee Accounts

     a. When a firm presents portfolios as part of a wrap-fee composite that do not meet the wrap- fee definition, the firm must disclose for each year presented:

          o    the dollar amount of the non-wrap fee portfolios represented and

          o    the fee deducted, which must be the highest applicable wrap fee.

     b. Pure gross of fees performance may only be presented as supplemental information (in addition to required net of fees). Such supplemental information must disclose:

          o    fees,

          o    investment style, and

          o the information that "pure" gross-of-fees return does not include transaction costs.

Recommendations

1.   General

     For  all composites, a performance presentation should disclose:

          a.   volatility of the aggregate composite return over time,

          b. benchmarks that parallel the risk or investment style the composite is expected to track, and

          c.   cumulative returns for composite and benchmark for all periods.

5.1 List of Composites

A performance presentation should disclose the availability of a complete list and description of the firm's composites. Except on request, a firm need not individually list the single-portfolio composites. The firm must also include a brief description of the strategies that typify these portfolios. The performance record of any of the single-portfolio composites must be made available to prospective clients.

     For composites of five or fewer portfolios, the disclosure "five of fewer portfolios" may be made.

5.2 Risk

The AIMR-PPS standards recommend that both total (absolute) and market (relative) risks be presented in conjunction with composite returns. Total risk relates to the variability of actual (absolute) returns not relative to the market. Market (systematic) risk relates to the volatility of returns relative to the market or some other benchmark. Thus, total risk addresses the level of absolute returns over time, whereas market or systematic risk addresses the pattern of returns relative to the market over time.

     Risk measures represent the riskiness of investment strategies and include standard deviation across time, beta, duration, Sharpe measure, Treynor measure and others. Benchmarks, including market indexes, manager universes, and normal portfolios, provide a relative measure for the riskiness of a strategy.

5.3 Benchmarks

Benchmarks are used to make risk and return comparisons. As noted in the preceding discussions, the volatility measures are often most valuable when reviewed in relation to one or more benchmarks.

     Firms should designate a benchmark and explain its choice. The designated benchmark must be consistently applied and must parallel the risk or investment style the client portfolio is expected to track.

Section 2.4 lists Bjurman, Barry and Associate's discretionary composites with their designated benchmarks. Benchmarks were chosen because of their comparability in fundamental characteristics; primarily, market capitalization, price to earnings ratios, growth rates, and duration.

5.4 Composite Dispersion

Composite dispersion measures represent the consistency of a firm's composite performance results with respect to the individual portfolio returns within a composite. The AIMR-PPS standards require that managers disclose the dispersion of portfolio returns within each composite.

Bjurman, Barry & Associates uses the asset-weighted standard deviation as a dispersion measure. High-low and median portfolio statistics are also available for supplementary information.

Asset-Weighted Standard Deviation. To create a dispersion measure that explains deviation form the asset-weighted composite is relatively straightforward. To begin, only portfolios that have been included in the composite for the full year should be included in the dispersion calculation, so the asset-weighted return in the dispersion calculation may be slightly different than the composites actual asset-weighted return. The formulation begins with the calculation of an asset-weighted mean. The asset-weighted composite return is formulated as follows:

        (C)ASSET(=)(SUM)(MVB)i(R)i(),
                    ----------------
                      (MVB)TOTAL

 Where (MVB) I is the market value of the (i)th portfolio in the composite at the beginning of the period and R(i) is the unweighted return of the (i)th portfolio.

     The asset-weighted standard deviation is a better measure of dispersion for an asset-weighted composite because it measures dispersion for the asset-weighted mean composite return. The definition is as follows:

        S(c) = (SQUARE ROOT) (SUM)[W(i) R(i) - WtMEAN(R)](2),

Where W(i) is the weight of the (i)th portfolio in the composite, or
(MVB)i(/MVB)TOTAL(and WtMEAN(R) is the) asset-weighted mean return, or

        WtMEAN = (SUM)(MVB)i(R(i))
                 -------------------
                    (MVB)I

5.5 Retroactive Compliance

If a firm claims compliance with the AIMR-PPS standards but the firm's pre-January 1, 1993, historical record is not in compliance for all periods and the noncompliance periods are linked to periods that are in compliance, the firm must

o    disclose that the full record is not in compliance,

o    identify the noncompliance periods, and

o    explain exactly how the noncompliance periods are out of compliance.

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

5.6 Wrap Fees

When a firm presents portfolios included in a wrap-fee composite that do not meet the wrap-fee-definition, the firm must disclose for each year presented (1) the dollar amount of assets represented and (2) the fee deducted.

     If a wrap-fee composite is presented to non-wrap-fee clients, the firm must present a description of the fee and investment style and must disclose that gross-of-fees returns may not include transaction costs.

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

                                VI. Verification

     The Verification section of the revised AIMR-PPS standards was restated to conform exactly to GIPS verification. The GIPS standards recommend that firms verify their claims that performance is in compliance with the GIPS standards.

6.1 Preverification Procedures

     Knowledge of the Business. Verifiers must obtain the firm's most recent investment performance reports and other available financial data for the firm, including the firm's most recent Form ADV or brochure. Verifiers must also review published articles, if any, that relate to the firm or to the investment manager and review and discuss the performance data with appropriate firm personnel to gain understanding of the types of investment strategies offered, types of clients served, scope of business, and volume of assets under management.

     Verifiers must understand the requirements and recommendations of the AIMR-PPS standards as published in the AIMR Performance Presentations Standards Handbook second edition and any other updates, reports, or clarifications published by AIMR.

     CPAs must read and understand the Statement on Standards for Attestation Engagement.

     Knowledge of the Standards Used by the Firm for Performance Presentation. Through discussions with appropriate firm personnel, verifiers must determine the assumptions and policies in place at the firm for the following items and disclose any differences between firm standards and the AIMR-PPS.

6.2 GIPS Verification (Level I)

This level tests:

     o whether the investment firm has complied with all the composite construction requirements of GIPS on a firmwide basis and

     o whether the firms proceeds and procedures are designed to calculate and present performance results in compliance with the GIPS standards.

6.3 Performance Examination (Level II)

This level requires that:

     o the verifier follow all the verification procedures outlined for a Level I verification and report on the Level I verification and

     o performance results of the specific composite being examined are presented in conformity with the AIMR-PPS standards.

In order to claim compliance with the AIMR-PPS standards, compliance must be firmwide. Claims of product or composite compliance are not permitted. All requirements and disclosures of the Standards must be met for all actual discretionary fee-paying portfolios of the firm. Level II verification may be composite specific, but compliance with the AIMR-PPS standards must be firmwide.

                     VII. Appendix - Report Instructions and
                        Organization for BB&A Compliance

Quarter End Reports

The following reports must be run on Security APL at the end of each quarter:

1.   MANAGERAI
2.   ADVALL
3.   AIMRCOMP
4.   FIXWDS

These reports must be run when all accounts have been properly reconciled and categorized. It is necessary that administrators be warned beforehand and a proper date is set for the administrators to complete their reconciliation. The accuracy of the market values in the reports is essential and will avoid future problems. Therefore, the approval by the administrators is required before anything is done. It is also necessary for the composite supervisor to make sure that all accounts are categorized properly (as in the Bjurman Guidelines) as to Style, Composite, Tax Status, and Type of Client.

It is procedure at BB&A that if for any reason account changes are made for any reason after final reports are run and change the composite performance by more than 10 b.p., that those numbers shall be substituted for the old numbers. All marketing materials shall than be appropriately changed as well as BB&A's performance database and all interested parties shall be notified of this change. If the change is less than 10 b.p. than no action shall be taken after final numbers are run.

Quarter End Reports

1. MANAGERAI REPORTS

{report shows market value, cash, equity, fixed income, and accruals}

STEP 1. ALL ACCOUNTS

The first report that needs to be run will calculate all the assets and accounts that are separately managed. Because the firm's profit sharing accounts fall into the category but can not be counted as assets managed, accounts 20, 24, 104 (P/S) and any account not classified as either D, ND, or NC must be screened out.

On Security APL,

        {which function?}       MANAGERAI
        {as of date}            XX/XX/XX (last day of previous quarter)
        {search for what?}      RR =1
        {next operation}        OR
        {or what?}              CLODT GT XX/XX/XX (last day of previous quarter)
        {next operation}        AND
        {and what?}             OPEDT LT XX/XX/XX (last day of previous quarter)
        {next operation}        AND
        {and what?}             BWNUM NE 20 24 104
        {next operation}        SORT
        {sort by what?}         BWNUM (account number)
        {asc or desc?}          A (ascending)
        {next operation}        (enter)

A manage.lac report will be created and should be printed before proceeding to the next steps.

STEP 2. ASSETS BY STYLE

The next step is to calculate all the assets for each separately managed style, regardless of the type of composite (D, ND, NC). For this, another parameter (OBJECT = EE) is added.

Example: MANAGERAI * XX/XX/XX * RR = 1 * OR * CLODT GT XX/XX/XX * AND * OPEDT LT XX/XX/XX * AND * BWNUM NE 20 24 104 * AND * OBJECT = EE * SORT * BWNUM * A * (enter) A file in Sec APL is created automatically and should be printed before proceeding. Repeat for all the styles in management. (CE, CB, TE, TF, TB, EE, AC, MID, SEL, MC, MS,o )

STEP 3. ASSETS BY STYLE - DISCRETIONARY

The last MANAGERAI report shows the total assets managed in the discretionary composite for each style. Another parameter is added to STEP
2. (AND*CHARAC = D) Example: MANAGERAI * XX/XX/XX * RR = 1 * OR * CLODT GT XX/XX/XX * AND * OPEDT LT XX/XX/XX * AND * BWNUM NE 20 24 104 * AND * OBJECT = EE * AND * CHARAC = D * SORT * BWNUM * A * (enter) Repeat for all the styles managed and print after each report is created. There is not need to run MANAGERAI strictly for restricted discretionary (ND) or non conforming (NC) accounts. These assets are not usually reported and are already included under assets managed.

2. ADVALL REPORTS

{report shows the market value breakdowns}

STEP 1. ALL ACCOUNTS

     On Sec APL,
        {which function?}       ADVALL
        {search for what?}      RR = 1
        {next operation}        OR
        {or what?}              CLODT GT XX/XX/XX (last day of previous quarter)
        {next operation}        AND
        {and what?}             OPEDT LT XX/XX/XX (last day of previous quarter)
        {next operation}        AND
        {and what?}             BWNUM NE 20, 24, 104
        {next operation}        SORT
        {asc or desc?}          A (ascending)
        {next operation}        (enter)
        {as of date}            XX/XX/XX (last day of previous quarter)
        {select what...}        ALL (repeat as many times as needed)

Two reports will be created and both need to be printed before proceding.

STEP 2. ASSETS BY STYLE - DISCRETIONARY

An ADVALL report will be needed for every product style in the discretionary composite. Two new parameters is added for this report:
OBJECT and CHARAC. Only the first parameter OBJECT = EE,o ) will change for every report created.

Example: ADVALL * RR = 1 * OR * CLODT GT XX/XX/XX * AND * CLODT LT XX/XX/XX * AND * BWNUM NE 20, 24, 104 * AND * OBJECT = CE * AND * CHARAC = D * SORT * BWNUM
* A * XX/XX/XX * ALL (repeat)

Print the files created (2) for every report. The files will be replaced if a new ADVALL report is run.

STEP 3. ASSETS BY STYLE - RESTRICTED DISCRETIONARY

Repeat Step 2, but replacing CHARAC = D with CHARAC = ND

STEP 4. ASSETS BY STYLE - NON CONFORMING

Repeat Step 2, but replacing CHARAC = D with CHARAC = NC

3. AIMRCOMP REPORTS

{report measures performance of a composite}

The report is automatically set to run performance GROSS of fees. To run NET of fees performance numbers, type SETNETFEE on the {which function?} prompt and answer Y. All the reports will be automatically set to NET of fees unless otherwise requested. To set the report back to gross of fees, type SETNETFEE on the prompt and answer N.

The report will ask for both a full universe and a sub-universe so it can calculate for each different composite and product style:

o    When prompted for {Which function?}, enter AIMRCOMP

o    When prompted for a date, enter XX/XX/XX (last day of previous quarter)

o When prompted for {Search for what?}, enter all the accounts under management that are classified as either D, ND, or NC and enter the type of composite wanted (Full Universe).

     Example: RR = 1 * OR * CLODT GT XX/XX/XX(last day of quarter) *AND * OPEDT LT XX/XX/XX * AND * BWNUM NE 20 24 104 * AND * CHARAC = D

o When prompted with {include which file?}, type in the relevant number in which you wish to report on (01-total, 02-equity only, 03-fixed income, 04-cash)

o    When prompted with {what benchmark?}, just press enter.

o When prompted for {Search for what?}, you will need to select the product style to report on (Sub- Universe) and type in a title for the report. You may chose one style at a time and print or you may make all the selections and then print. Security APL will create a different file for every sub-universe that you chose.

     Example: OBJECT = EE * SORT * BWNUM * A (ascending) * EMERGING GROWTH EQUITY o 1Q 1999 o DISCRETIONARY o GROSS OF FEES o TOTAL

     Hit enter when prompted for a benchmark and a file will be created automatically in APL for this report. You will then be prompted with {search for what?}. Hit enter if you do not wish to continue with multiple reports. Hit enter again for the {SUB UNIVERSE TITLE} to end. To proceed with multiple reports, type in OBJECT = AC on the {search for what?} prompt and follow with the title. Repeat for every style.

o You will need to create reports on every product style managed (CE, CB, TE, TF, TB, EE, AC, MID, SEL, MC, MS, o ) for every step that follows:

STEP 1. GROSS OF FEES - DISCRETIONARY - TOTAL
STEP 2. GROSS OF FEES - RESTRICTED DISCR - TOTAL
STEP 3. GROSS OF FEES - NON CONFORMING - TOTAL
STEP 4. GROSS OF FEES - DISCRETIONARY - EQUITY ONLY
STEP 5. GROSS OF FEES - RESTRICTED DISCR - EQUITY ONLY
STEP 6. GROSS OF FEES - NON CONFORMING - EQUITY ONLY
STEP 7. NET OF FEES - DISCRETIONARY - TOTAL
STEP 8. NET OF FEES - RESTRICTED DISCR - TOTAL
STEP 9. NET OF FEES - NON CONFORMING - TOTAL

4. FIXWDS

{report shows detailed analysis and characteristics of fixed income assets held in portfolio}

STEP 1. FIXED ACCOUNTS

The first step is to run FIXWDS on all fixed accounts.

On Sec APL,

        {which function?}      FIXWDS
        {as of date}           XX/XX/XX (last day of previous quarter)
        {search for what?}     124 136 301 302 (all fixed income acc # followed
                               by a blank space)
        {next operation}       (enter)
        {run error trap?}      Y
        {use which...}         H99999 (type in H followed by last # of the year,
                               month and date)
        {continue w/ ret}      N

STEP 2. BALANCED REPRESENTATIVE ACCTS.

Repeat Step 1 using all the representative accounts for the balanced products.

Summary Sheet

Assets Under Management

Total Assets Under Management o Total assets and accounts under management is a combination of the separately managed and the mutual fund accounts.

The MANAGERAI report on Sec APL provides the assets and accounts under management for the different separately managed and mutual fund accounts. The assets and number of accounts should then be matched against the CLIENT PROFILE report for accuracy purposes.

Performance

With the exception of the indices (these are provided by AIM at the end of the quarter), all performance returns are taken from the AIMRCOMP reports on Security APL. The monthly and quarterly returns calculated by AIMRCOMP must be then plugged into the AIM database to get the YTD, 1, 3, 5, 9, and 10 years annualized returns.

THE FUND o The monthly and quarterly returns for the Bjurman Micro Cap Growth Fund is provided by FPS Services and can be obtained with the Marketing Department.

Asset Allocation

Asset allocation reflects the percentage in equity, fixed income, and cash from the representative accounts for each product as of the last day of the quarter. The EQUITY HOLDINGS report shows the percentages.

Equity Characteristics

The Equity Characteristics page is a summary of the most commonly used equity characteristics such as average and median market cap, beta, R2, P/E, and so on. The data can be downloaded from FACTSET using the SECTORS_98 template.

Sector Weights

It shows the diversification of the portfolios through the different sectors and industries. The percentages are obtained from FACTSET using the SECTORS_98 template. For a breakdown that includes the cash percentage, run EDGL on Security APL.

Fixed Income Statistics

The fixed income data is taken from the FIXWDS report from Security APL using the representative accounts on the fixed income and balanced accounts. The data for the Lehman Bro Gov't/Corp Bond Index benchmark can be obtained by calling (212) 526-7471 or through Bloomberg (LEHM {GO}). Subscription is required and BB&A subscribes it.

Accounts Gained and Lost

Information on gained and lost accounts should include account, client name, date of open/termination, style, type of client, tax status, and assets. Accounts gained or terminated should be tracked using EDAC on Security APL and the termination letters from the clients.

GAINED - Using the EDAC report on Security APL, search for RR = 1 99 and OPEDT GT XX/XX/XX ( last day of the previous quarter). When asked for the fields, type in BWNUM OPEDT OBJECT VEHICL TXSTAT. The report will show all the needed information with the exception of the assets.

LOST - Using the EDAC report on Security APL, search for RR = 99 and CLODT GT XX/XX/XX (last day of the previous quarter). When asked for the fields, type in BWNUM CLODT OBJECT VEHICL TXSTAT. The report will show all the needed information with the exception of the assets.

ASSETS - Since prices fluctuate every day, the assets gain/lost must be assigned the proper date. On Security APL, run an AUDIT report, input the proper open/lost date, and run an error trap. Be very careful and check the if the assets showing aren't partial.

o Gained: To be sure, run an AUDIT for the closest date (days after for accounts gained - skip weekends) the account is/was fully invested and compare.

o Lost: If the equity is liquidated on the relevant date, run an AUDIT for the closest (earlier date for accounts lost - skip weekends) in which the assets were fully invested and use that number.

Special attention should be taken to the names of the accounts. Make sure all the accounts gained and lost are the right ones and the assets are correct. Finally, have someone double-check the report to see if any account is missing/not updated in Sec. APL.

Top Ten Equity Holdings

On the EQUITY HOLDINGS report, sort the holdings on all products by % of portfolio (descending). Copy the top 10 holdings' ticker, name, and percentage and paste it to the top ten equity holdings template.

Equity Holdings

The EQUITY HOLDINGS report is derived from the AUDIT report in Security
APL.

o The first step is to run an AUDIT for the representative accounts in Security APL

     On Security APL,

     {which function?}          AUDIT
     {as of date}               XX/XX/XX (last day of previous quarter)
     {search for what?}         3 182 41 53 290...(type in the rep acct #,
                                followed by a blank space)
     {next operation}           (enter)
     {run error trap?}          Y
     {use which..}              H99999 (type in H followed by last digit year,
                                the month, the date)
     {continue w/ret?}          N

o Open RapidFiler, change the destination directory on the top box, and drag all the files you've created in Security APL from the bottom box to the top box. If asked "Replace destinationo ", answer Yes.

o    On Excel,

     Open the files you've copied on the destination directory one at a time. A text import wizard box will appear.

     o    Click NEXT once.

     o    Scroll the bar down so the equity holdings appear.

     o Insert a line after every number or text by clicking the left mouse and remove any unwanted line by double-clicking. These lines will be your columns on the Excel workbook.

     o    Click FINISH

     o You will see an Excel workbook filled with unformated data. Look for the CASH & EQUIVALENTS row and copy it to the bottom, in between the COMMON STOCK TOTAL and GRAND TOTAL.

     o Delete all headers on top, with the exception of the row that contains "Security Description, Ticker, Cusip, Sacus, Original Costo ."

     o Delete all columns except SHARES, SEC DESCRIPTION, CUSIP, TICKER, MKT PRICE, and MKT VALUE.

     o Create a new row named "% OF PORT" that shows the percentage of each security.

     o    Create a header on top with the firm's name and date.

Client Profile Spreadsheet

This report is used to easily breakdown and organize clients by certain categories. These categories and their sub-groups with their codes are:

Composite       Discretionary (DC), Non Discretionary (ND), Dual Contract
                Discretionary (DD), Dual Contract Non Discretionary (DN)

Tax Status      Taxable (T), Tax Exempt (X)
Type of Client  Corporate (C), Public (P), Union (U), Foundation/Endowment (F),
                Individual (I), Commingled (CM), Mutual Fund (M)

Product Style   Conservative Equity (CE), Conservative Balanced (CB),
                Traditional Fixed (TF), Emerging Growth (EE), All Cap Growth
                (AC), Select Growth (SEL), Large Cap Aggressive Growth (LCG),
                Micro Cap Growth (MC), Micro Emerging Growth (ME), Small Cap
                Absolute Return (SCAR)

STEP 1. CREATE THE REPORTS IN SECURITY APL

1. Run MANAGERAI report for all discretionary, fee-paying portfolios. In Security APL Expert Menu follow these procedures:

     {Which function}   MANAGERAI
     {As of date}       MM/DD/YY (last day of previous quarter)
     {Search for what}  RR = 1
     {Next operation}   OR
     {Or what}          CLODT GT MM/DD/YY (last day of previous quarter)
     {Next operation}   AND
     {And what}         OPEDT LT MM/DD/YY (last day of previous quarter)
     {Next operation}   AND
     {And what}         BWNUM NE 20 24 104 (any other accounts to exclude)
     {Next operation}   SORT (account number)
     {Sort by what}     BWNUM {Ascending /descending} A
     {Next operation}   (ENTER)

A manage.lac report will be created.

2. Run EDAC report for all discretionary, fee-paying portfolios. In Security APL Expert Menu follow these procedures:

     {Which function}   EDAC
     {Search for what}  RR = 1

   {Next operation}           OR
   {Or what}                  CLODT GT MM/DD/YY (last day of previous quarter)
   {Next operation}           AND
   {And what}                 OPEDT LT MM/DD/YY (last day of previous quarter)
   {Next operation}           AND
   {And what}                 BWNUM NE 20 24 104 (any other accounts to exclude)
   {Next operation}           SORT (account number)
   {Sort by what}             BWNUM
   {Ascending /descending}    A
   {Next operation}           (ENTER)
   {Edit which fields}        BWNUM CHARAC TXSTAT VEHICL OBJECT
   {XXX}                      **COPY
   {Print info}               S (single)
   {Enter default print
    queue}                    HOLD
   {Include numbers on the
    left}                     N

A copy.lst report will be created.

STEP 2. DOWNLOAD THE REPORTS TO EXCEL

After the report is created in Security APL open RAPIDFILER. Make sure you use your APL password to get into RAPIDFILER. Once opened you can find the MANAGE.LAC and COPY.LST reports and drag it into the folder you want.

Next go into Excel and open documents from the appropriate folder. This will bring you directly into the Text Import Wizard. In this program make sure it is set on FIXED WIDTH then click next. Then separate the data by creating parsing lines. Once all the data is parsed, click FINISH.

STEP 3. INTEGRATING THE DATA INTO THE CLIENT PROFILE TEMPLATE

Once the reports are in excel, clean up the reports by deleting all rows without portfolio data in them. Once this is completed, look at both reports and make sure they are sorted by BWNUM and that they have the same number of accounts.

First open a previous CLIENT PROFILE spreadsheet in excel. Then copy and paste the columns of Portfolio #, Client Name, Type of Composite, Tax Status, Type of Client, and Style from the COPY.LST report to the CLIENT PROFILE report. The next step is to copy the quarter end total market values (including accrued income) from the MANAGE.LAC report to the CLIENT PROFILE report. (NOTE: these market value should exactly line up with the data pasted from the COPY.LST report.

If you need more rows before pasting the data add some from the middle and copy and paste the data from an original line into those rows (this is important since there are hidden formulas that run the necessary calculations). If the are too many row, then delete the extra rows after pasting the data in.

The bottom rows of the report should not be touched, they will show all the necessary summaries from the above data.

Next you can create a spreadsheet that sorts the data by Style rather than by Portfolio #. Then with this spreadsheet you can copy and paste all data to each style spreadsheet in their appropriate cells. Once all Style spreadsheets are finished the Summary Sheet at the end will be automatically updated. This is the sheet that will be used to answer a large portion of questionnaires.

To double check all of your work, you should be able to match all summary market values from your Summary Sheet and # Sort Sheet with each other and with the MANAGERAI reports as described in the previous section.

FEE BILLING FOR BJURMAN ACCOUNTS

Each account is billed on a quarterly basis. This is generally three full months after inception of account. Therefore, the first billing on some accounts may include three full months, plus a partial for the days in the inception month.

Once an account is setup up in APL, we receive an account data sheet from administration. We enter the billing information in to APL through the [left single quote]EDITAC' field in APL. We enter billing frequency, begdate, calfee, minimum billing informantion, (Insert IIX-H).

Each month, around the seventh to the tenth, administration gives us the okay to pull APL billing information. They sign off on a, [left single quote]Monthly Printout Distribution' report (Insert IIX-I).

After we receive insert VI-I and know that all printouts are okay, we pull APL billing sheet. We ask APL to run "BILLMONBJU" as of quarter end date. APL automatically generates billing worksheets (Insert IIX-J). We then enter same information into a Lotus worksheet (Insert IIX-K), which we then attach a cover letter (Insert IIX-L). Each manager checks the fee information for accuracy.

Once managers have checked and verified all numbers, the fees are posted to APL by entering, "POSTFEESADV". This automatically posts fees into client's accounts. Some accounts we manually change as some clients have exceptions to the way they are billed and APL does not have a process for exceptions.

Fees are then mailed to clients, with a cc to client files, accounting files and then information is entered in to account receivable report.

VIII.Conclusion

This manual should be used to explain how the Association of Investment Management & Research Performance Presentation Standards apply to Bjurman, Barry & Associates and to show all duties and proper reports that need to be performed. Following are the current parties responsible for compliance with the AIMR PPS:

Composite Supervisor:           Roberto Wu, CFA
Composite Administrator:        Donny Yeh
Compliance Director:            Kathy Pommet
Compliance Officer:             Kelly Quick
Head Administrator:             Maria San
Gabriel Fee Billing:            Maria San Gabriel

                       IX. Amendments and New AIMR Issues

BJURMAN, BARRY & ASSOCIATES
POLICIES AND PROCEDURES

J. EMPLOYEES

     1) New Employees

     Upon the hiring of a new Bjurman, Barry & Associates("BB&A) employee, a Human Resource package is delivered upon his/her commencement. The package includes the Corporate Handbook, the Compliance Manual, a Brokerage Disclosure form and relevant acknowledgements.

     All new associates are required to review and understand the materials provided to them and provide written acknowledgement as such. This process extends to current employees regarding any updated versions and annual certifications. The Compliance department will facilitate all changes relating to compliance materials and work in conjunction with Human Resources respective to the Corporate Handbook.

     2) Advisor Representatives

     Any employee of BB&A who engages in marketing, soliciting or engages in interaction with a client or prospective client must possess the appropriate licensing/designations and are required to be registered in the respective state for which they reside. These include but are not limited to: Series 65 CFA CIC The Compliance department will coordinate licensing exams, U-4 filings and any other means necessary for those individuals who do not currently possess the licenses required. We will also administer all U-5 filings and coordinate with former employers respective to their U-5 filings as applicable. Advisory Representatives must inform the Compliance department of all changes, for which an amendment to Form U-4 would be required. Typically, this would include a change of address, a married name (versus maiden name), and any disciplinary action involving the employee. Such information should be forwarded to Compliance within a reasonable time period for which the changes/events occurred. Compliance will also facilitate all State registrations as applicable.

     BB&A does not currently allow employees to hold NASD licenses i.e. Series 6, 7, 24 etc. These types of licenses are required to be sponsored by a broker-dealer in order to maintain effectiveness. In the event this policy were to change, all NASD licenses would need to be pre-approved by the Compliance Department and Senior Management.

     For those individuals who possess CFA and CIC charters, an Annual Questionnaire (CIC) and Professional Conduct Statement (CFA) are required to maintain eligibility. Members forward copies annually to be kept on file in the Compliance Department.

BJURMAN, BARRY & ASSOCIATES POLICIES AND PROCEDURES

K.   COMPLIANCE

     Prior to the adoption of Rule 206(4)-7, Bjurman, Barry & Associates ("BB&A") has consistently maintained and adopted a Code of Ethics ("the Code"). In addition to the Code, BB &A also maintains a Compliance Program Manual ("the Manual"). The Manual provides an overview of relevant regulatory information while incorporating policies & procedures reasonably designed to prevent violation, by the adviser and the adviser's supervised persons.

     The Manual is a living, breathing document and is subject to ongoing review. As regulatory changes take place in the industry, the firm's policies and procedures are revised or enhanced to remain abreast of the mandated requirements. The Compliance department is solely responsible for maintaining and administering the Manual. BB &A personnel are encouraged to raise questions, comments or criticisms relating to the Manual. All suggestions should be directed to the Chief Compliance Officer for consideration.

     BB&A has a Compliance staff whose primary function is to perform all applicable regulatory filings, administering policies and procedures as well as assessing the policies and procedures to ensure the adequacy of coverage. This involves some of the following factors:

          o    identifying areas of risk;

          o addressing those risks with Supervisors and Senior Management as applicable;

          o performing periodic internal audits by department and reporting the findings to Supervisors and Senior Management as applicable;

          o    coordinating continuing education efforts for BB&A personnel

     The staff is comprised of a Chief Compliance Officer, a Compliance Officer and a Compliance Administrator. Each individual has specific functions within the Compliance realm and provides ongoing support to each other while ultimately assisting in successfully creating a strong compliance culture within the firm. In the event, the Chief Compliance Officer believes the current staff would be inadequate to provide sufficient coverage, Senior Management will be consulted. It is at the sole discretion of Senior Management to determine the necessity for adding additional staff members.

     1) SEC and other Regulatory Examinations

     In the event an individual(s) from any federal, state or self regulatory organization contacts the firm, (either in writing or by telephone) or arrives for an inspection at BB&A's principal place of business or any branch office, the Chief Compliance Officer and Senior Management must be notified immediately. It is the responsibility of the Chief Compliance Officer to coordinate with these parties accordingly. This includes but is not limited to, gathering documentation requests, coordinating meetings with BB&A employees, addressing questions raised and generally overseeing the process from start to finish.

BJURMAN, BARRY & ASSOCIATES
POLICIES AND PROCEDURES

L.   PRIVACY POLICY DISCLOSURE

     Bjurman, Barry & Associates (BB & A) is registered with the Securities and Exchange Commission ("SEC") as an investment adviser pursuant to the Investment Advisers Act of 1940, as amended (the "Advisers Act"). In accordance with Regulation S-P (Privacy of Consumer Financial Information), Bjurman, Barry & Associates ("BB &A") seeks to maintain the highest level of confidence relating to non-public information.

     Upon inception, each client or respective party shall receive a notice of our Privacy Policy Disclosure and no less than every 12 months thereafter. Notices may be forwarded more frequently in the event modifications/changes are made. The Compliance Department maintains the Privacy Policy Disclosure.

     BB&A personnel will refrain from discussing and/or providing client information to unaffiliated third parties, except as necessary to effect, administer or enforce a transaction, in connection with processing or servicing a financial product/service that a client authorizes, or maintaining the client's account and/or as required by law. Non-public information includes but is not limited to, client names, addresses, phone numbers, tax ID's and/or client portfolio information.

     The following represents the BB&A Privacy Policy Disclosure:

     Categories of Information We Collect

     We collect the following non-public information about you:

          o Information we receive from you on or in applications or other forms, correspondence, or conversations, including, but not limited to, your name, address, phone number, social security number, assets, income and date of birth; and

          o Information about your transactions with us, our affiliates, or others, including, but not limited to, your account number and balance, payment history, parties to transactions, cost basis information, and other financial information.

     Categories of Information We Disclose and Parties to Whom We Disclose

     We do not disclose any non-public personal information about our current or former clients to non-affiliated third parties, except as required or permitted by law.

     Confidentiality and Security

     We restrict access to your non-public personal information to those persons who require such information to provide products or services to you. We maintain physical, electronic, and procedural safeguards that comply with federal standards to guard your non-public personal information.

BJURMAN, BARRY & ASSOCIATES
POLICIES AND PROCEDURES

M.   PROXY VOTING

     Release No. IA-2106

     www. sec.gov/rules/final/ia-2106.htm

     Rule 206(4)-6 Advisers must adopt and implement written policies & procedures which are reasonably designed to ensure that the adviser votes proxies in the best interest of its clients, describe it's policies & procedures to clients, and disclose to clients how they may obtain information on how the Adviser voted their proxies.

     Bjurman, Barry & Associates (BB & A) seeks to avoid material conflicts of interests by using an independent third party service provider, Institutional Shareholder Services Inc. ("ISS"), to vote proxies in accordance with detailed, pre-determined written proxy voting guidelines (the "Voting Guidelines") in an objective and consistent manner across client accounts. The voting process involves an assessment performed by ISS in accordance with the Voting Guidelines. The Adviser reviews all proxies and the recommendations of ISS in formulating its vote, but the ultimate voting decision belongs to the Adviser. In the event that the Adviser votes against ISS recommendations, documentation must be prepared to describe the basis for the decision and to substantiate that the Adviser's clients' interests were not subrogated to its own.

     BB &A will maintain all documentation in accordance to record keeping requirements. Documentation shall include copies of the Voting Guidelines, records of votes cast on behalf of clients and supporting documentation relating to voting decision(s).

     Each week, the Adviser will process respective proxies by downloading meeting notices for ISS Proxymaster. Senior Management then reviews ISS recommendations and in the event BB &A agrees with ISS recommendations and/or with Company Management, which concurs with ISS recommendations, no further action is necessary. In the event BB & A does not vote in accordance with ISS recommendations, a "Voting Authority" form must be prepared which provides client account numbers and a description of the decision for voting against ISS recommendations.

     Client  custodians  for which BB&A have  discretion to vote are notified at
     the  time  of  account   inception  to  provide  ALL  proxies  and  related
     information to:
                        ISS Inc.
                        Attn: IVS Agent  (Institutional  Voting  Services)
                        2099 Gaither Road, Suite 501
                        Rockville, MD 20850
                        301-556-0347

     Any proxies received directly by BB & A will be forwarded to the above address. If time sensitive, proxies may be faxed or sent via overnight delivery.

     BB & A will forward an updated "Holdings" list to ISS approximately every 30 days. Each quarter BB &A receives a report by client which details the following information:

          a) Name of issuer

          b) Cusip Number

          c) Meeting date, brief description of Agenda

          d) The Vote cast

          e) Whether the vote was "For" or "Against" management

     INVESTMENT COMPANY REQUIREMENTS

     www.sec.gov/rules/final/33-8188.htm

     Whereas BB & A serves as an Adviser to a public investment company, we will disclose in any applicable registration statement & SAI, the policies & procedures for proxy voting. Any requests for information will be fulfilled within (3 business days) and provide the voting information for the preceding 12 month period, beginning 7-1-XX through 6-30-XX.

     In addition, Annual & Semi-Annual shareholder reports will include the following:

          1) Information on how to obtain voting information "free of charge" with a toll free #

          2) the website information (if applicable), and on the commissions' website www. sec.gov.

     BB & A will file Form NPX with the Securities and Exchange Commission, no later than August 31(st) of each calendar year. This will contain the complete proxy voting record for the preceding 12 month period ended June, 30(th) respectively. Form NPX must be signed by a principal(s) of the investment company and the filing must contain:

          a) Name of issuer, ticker symbol

          b) Cusip (if can be practically acquired)

          c) Meeting date, brief description of agenda

          d) Whether the topic(s) were proposed by issuer or security holder

          e) Whether a vote was cast, and the outcome of the vote was "For" or "Against" management

BJURMAN, BARRY & ASSOCIATES
POLICIES AND PROCEDURES

N.   DISASTER RECOVERY

     The Bjurman, Barry & Associates Disaster Recovery Plan is designed to create provisions for handling a large number of factors that are likely to arise in the event of a disaster or dislocation, included but not limited to:

        o Employees

        o Clients

        o Physical facilities

        o Communications

        o Information resources

        o Business operations

        o Regulatory concerns

        o Third-party service providers

        o Financial resources

     BB&A's Disaster Recovery plan consists of the following major components:

     Establishment of a Team

     The Disaster Recovery Team consists of three essential individuals that represent areas in Technology, Management and Compliance. The function of these individuals will be to notify all appropriate personnel assigned to them in the event of a disaster or dislocation. As such, each member of the Disaster Recovery Team maintains offsite, a global contact list. The team individuals will maintain an open line of communication among themselves and should establish clear business responsibilities among members. These responsibilities will provide workarounds in order to minimize downtime. (Please refer to the "Disaster Recovery Flowchart" attached).

     Alternate Business Location

     In the event of a building outage we have designated an offsite location which can be utilized as a meeting place.

     BB&A has verified employee Internet access capabilities from their respective homes; if necessary, employees would be able to perform their business functions from home. Individual homes would be utilized as office hubs in the event of a short-term disaster. We maintain realtor contacts in the event of long-term building outages.

     Data Recovery/Maintenance

     Our procedure consists of daily system back-ups which includes but is not limited to client information, research reports, e-mail and firm accounting information. These back-ups are stored off-site and archived monthly. We have also verified that our third party mission critical systems maintain and make accessible back-ups of our data.

     Storage Project

     BB&A is also in the process of conducting a cost analysis to determine our method of secure record retention. This project is expected to provide record redundancy (electronic files) for current and future periods as well as secure offsite storage for historical records, i.e. records older than 1 or 2 years. BB&A anticipates the completion of the analysis during the 4th quarter 2003 and commencement of the storage in the 1st quarter of 2004.

     Mission Critical Systems

     Our Mission Critical Systems include:

        o Security APL

        o Bloomberg

        o Research & Analytics

        o ILX

        o Factset Research Systems

     Our contingency plan provides for off-site access to Mission Critical Systems via the Internet, direct dial up and wireless modem. All employees have the capability to access their necessary Mission Critical Systems from home or office hub.

     Communication

     Client Communication

     Phone Forwarding =

     We have established procedures to forward our main telephone line to a pre-designated number in order to facilitate client communications. This procedure allows the team member assigned to "Technology" to forward the line by using a "remote access" pin number.

     Notification -

     BB&A maintains updated client information in order to contact clients through traditional and/or electronic mail. Subsequent to any disaster, the Management would assess the severity of the situation and, if necessary, BB&A would conduct an immediate client and/or global notification. This notification would also involve the Board of Directors for the Bjurman, Barry Funds, as well as all additional relevant parties.

     Employee Communication

     In addition to alternate phone contact information for employees, BB&A maintains alternate e-mail addresses. Furthermore, BB&A assessed the viability of employees conducting their job functions from their respective homes. All employees have Internet access, and if necessary would have the capability to communicate and perform business functions from home.

     General Business Communication

     BB&A retained an outside vendor, which, in the case of a disaster, would retain and forward all BB&A e-mail. In addition, BB&A maintains contact lists for all Mission Critical and Non- Mission Critical vendors/services which includes a list of broker/trading contacts. In the event of a long term building outage, we maintain contacts for office leasing.

     Testing and Employee Training

     The Disaster Recovery Team will conduct annual testing of the disaster recovery plan. This would give BB&A the opportunity to conduct regular reviews with a goal of determining necessary changes required for the implementation of the plan.

     In addition, the team will hold semi-annual employee training sessions to ensure that employees fully understand and are able to carry out their required responsibilities under the plan.

                           BJURMAN, BARRY & ASSOCIATES

             Disaster Recovery Internal Employee Contact Flow Chart

    (flow chart illustrating the Disaster Recovery Internal Employee Contact)

Updated July 2004

MISSION CRITICAL CONTACTS
Bloomberg                       Technical Support               (212) 318-2000
                                Paul Sabatelli                  (212) 318-2101
                                Keith Scheirer                  (310) 420-5304
Checkfree (APL)                 Service Center                  (888) 457-2437
                                San Diego Offices               (619) 231-3434
                                Michael Reed                    x4511
                                Starr Lackey                    x4522
                                Tech Support                    (312) 739-3478
                                Dial Up Chicago                 (312) 425-2710
                                Dial Up San Diego               (619) 235-9254
FactSet Research Systems        Mark Lacuesta                   (650) 286-4933
                                Technical Support               (877) 322-8738
ILX                             Elliot Hernandez                (310) 979-6004
                                Naomi McKenzie                  (800) 225-5459
Instinet (Reuters) R&A          Technical Support               (800) 233-5454
                                Web Access                      http://198.178.40.22/home/index.asp
                                Andy                            geor_ab1/webra1
                                Tom                             geor_pb4/webra1
                                Patrick                         geor_pb1/webra1
Reboot Corp/IT                  Dan Dickenson                   (310) 451-3445
                                Mobile                          (310) 463-3450

NON-MISSION CRITICAL

Autex                           Tammy Chen                      (800) 232-8839
                                Dennis Cepullo                  (646) 822-2372

Alert                           Jay                             (617) 856-2849

Direct Trading                  Brian Pardue                    (972) 871-8780

Compliance Tools                General Office                  (212) 619-4000
                                Francis Roldan                  x326
                                Mitch Kraskin                   x321
                                Alex Zelvin                     x324

Earthlink / webhost             Technical Support               (800) 955-0186

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

NON-MISSION CRITICAL CONT'D

Effron/PSN                      Carlos Guerreiro         (914) 509-1581

Office of the Building          Robin/ Kevin             (310) 552-0705

Pro-Telecom/ inside wiring      Sean/Andy                (888) 398-7174

Pacific Bell                    Ron Courtney             (888) 332-1321
                                Tony Williams            (213) 975-3504

Russell/Mellon / index data     Joanne Stone             (253) 396-6289
                                Tech Support             (253) 572-9500
                                Web Access               http://rede.russell.com

S&P AIM / data svcs             Melissa Jakubowski       (800) 596-5323

Xerox                           LA office                (310) 203-5484
                                Joe Martin               x19
                                Copier Supplies          (800) 822-2200
                                Copier Service           (800) 822-2979
                                Fax                      (888) 778-5552
                                Service/Supplies

UPS                             General Line             (800) 742-5877

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

A.G. Edwards                                        Davenport                               Instinet (soft dollar)
AGED                                                DAVA                                    INCA
800 285-2510                                        888-231-2065                            888 255-6731

Adam Harkness                                       Dean Witter                             Jefferies
ADAM                                                DEAN                                    JEFF
800 830-2608                                        212-761-7730                            310 914-1138

Advest                                              Direct Trading                          Jones& Associates
ADVS                                                REDI                                    JONE
800 326-4156                                        800 421-9955                            800 426-5933

B Riley                                             Fahnestock                              Kelly & Christensen
RILY                                                FAHN                                    KCCI
310 966-1440                                        415 693-9333                            800 522-9255

Baird                                               Feltzl                                  Kenney Securities
BARD                                                FLTL                                    KENY
800 558-9853                                        866 338-3522                            314 754-1971

Bear Stearns                                        Fidelity Capital Markets                Knight
BEST                                                FIDL                                    NITE
888 232-5531                                        800 280-6355                            800 222-4895

Brean Murray                                        First Albany                            LaBranch
BMUR                                                FACT                                    LFSJ
800 223-4132                                        888 929-9292                            212 482-3500

Cantor Fitgerald                                    First Boston                            Lehman Brothers
CANT                                                FBCO                                    LEHM
310 282-6500                                        800 227-4402                            415 274-5300

Capital Institutional (soft dollar)                 Fleet Trading                           Lynch Jones Ryan
CISD                                                FLTT                                    LJRY
800 871-2982                                        888 850-8154                            SEE INSTINET

Charles Schwab                                      Friedman Billings                       M.H. Meyerson
MASH                                                FBRC                                    MHMY
SCHB                                                415 874-3684                            800 206-0767
415 667-5645
                                                    Fulcrum                                 McDonald
Cowen                                               FLCR                                    MCLD
COWN                                                866 803-9006                            MDLD
415 646-7218                                                                                310 744-2208
                                                    Goldman Sachs
D.A. Davidson                                       GOLD                                    Merrill Lynch
DADA                                                GSCO                                    MELA
866 839-6327                                        866 999-4490                            MLNY
                                                                                            213 236-2211

Dain Rauscher                            Instinet (crossing network)                   Puglisi Securities
DAIN                                     INCA                                          PUGS
877 313-1139                             800 427-6763                                  800 418-3383

Midwest research                         Raymond James                                 Think Equity
MWRE                                     RAYJ                                          THNK
310 643-1911                             800 472-6299                                  866 288-8206

Montgomery                               Robinson Humphrey                             Thomas Weisel Partners
MONT                                     RHCO                                          TWPT
415 913-5713                             866 527-6800                                  877 241-0900

Morgan Keegan                            Roth Capital                                  Thompson Davis Financial
MORG                                     RCAP                                          TDCO
MOKE                                     800 933-6820                                  800 666-2816
800 342-8721
                                         Royal Alliance                                UBS PaineWebber
Morgan Stanley                           ROYL                                          UBSW
MSCO                                     ROAL                                          866 772-9051
800 884-4507                             800-821-5100
                                                                                       Wachovia
Needham                                  Salomon Smith Barney                          WEAT
NEED                                     SBSH                                          866 809-9168
800 321-7765                             SBSF
                                         800 732-8085                                  Wedbush Morgan
Oppenheimer                                                                            WEDB
OPCO                                     Scott & Stringfellow                          213 688-4479
CIBC                                     BBNT
800 624-7181                             800 304-5413                                  Weedon
                                                                                       WEED
Optima Asset Manage                      Sidoti                                        800 333-9333
OPTI                                     SIDO
972-726-0400                             212 453-7004                                  Wells Fargo Van Kasper
                                                                                       WELS
PaineWebber                              Southwest Securities                          VKCO
PNWB                                     SWST                                          800 889-2859
800 627-3320                             800 922-7739
                                                                                       Wien
Pipper Jaffrey                           Stephens Inc.                                 WIEN
PIPE                                     STEP                                          800 419-9187
800 328-0072                             800 205-8605
                                                                                       William Blair
Posit (crossing network)                 Stifel Nicolaus                               WBLR
POST                                     STFL                                          800 621-0687
800 433-3804                             800 238-3588

Prudential                               Susquehanna Capital
PRUS                                     SUSQ
PRUB                                     877 471-0001
800 876-1874

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

BJURMAN, BARRY & ASSOCIATES
POLICIES AND PROCEDURES

O.   BOOKS & RECORDS

     BB & A maintains pursuant to the books and record keeping rule under the Advisers Act & the Investment Company Act, all of the required records applicable to our business. Currently, we maintain all required records in paper form, (with the exception of e-mail which is stored via tape back up) which are archived in a nearby secured storage facility each third year for the respective retention period.

     The following represents a portion, but not all, of the documents that BB&A maintains:

     o  Accounting records

     o  Internal Trade Tickets

     o  E-Mail Communications

     o  Advertising and Communications

     o  Advisory Agreements

     o  Personal Securities Transactions

     o  Disclosure /Form ADV Part 2

     o  Performance Data

     o General Records, i.e. Custodian Statement, Trade Confirms, Corporate Documents, etc.

     1) Retention of Records

     BB&A maintains our books and records as follows:

     A.   Fiduciary Records

          All books and records are kept for a period of not less than five (5) years from the end of the applicable fiscal year (our fiscal year end is May 31 of each calendar year) for BB &A and not less than six years from the end of the applicable fiscal year for the Mutual Funds to which we serve as Advisor or Sub-Advisor. During the most recent (2) years, they must be maintained at our primary 10100 Santa Monica location for easy access and archived for the remaining three (3) and
          (4) years accordingly.

     B.   Performance advertising records

          At the time BB & A discontinues publishing or disseminating directly or indirectly, the performance data, these records must be maintained and preserved in an easily accessible place for a period of not less than five years, the first two years in our primary 10100 Santa Monica office, from the

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

          end of the that fiscal year. However, as long as the performance numbers are advertised, these records will be maintained indefinitely.

     C.   Corporate Records

          BB&A also maintains its corporate records on a varying basis depending on the type of record. Permanent records would include such things as Articles of Incorporation, Corporate Minutes, etc. Records such as Canceled checks and payroll records are maintained for 7-8 years. Records such as Financial Statements and Monthly Trial Balances are maintained for a minimum of 6 years. Records such as Terminated Personnel Files are maintained for a period of not less than 3 years.

          Each  department,   supervised  by  the  Compliance   department,   is
          responsible for maintaining their respective books and records.

     2) Electronic Storage/Back Up

     Additionally, as a redundancy measure, BB&A ensures access to all relevant electronic data by utilizing tape back up. Our IT Department backs up our main server on a daily basis using a set of 13 tapes. Some of the tapes are re-used, or overwritten during the interim period, while others are maintained as permanent record to be maintained at an off-site location.

     BB&A maintains all e-mails in accordance with record keeping requirements. The Compliance Department may periodically review any e-mail communications at it's sole discretion.

     The outcome of the tape back up provides the following availability of stored data on a continuing basis:

     Full daily back up for the most recent 2 weeks Month-end back up tapes for all previous months during each calendar year.

     3) Destruction of Records

     BB&A has a strict policy regarding the destruction of any records. The Compliance Department is solely responsible for overseeing the destruction of any books & records whereby the retention period has expired. In such circumstances, the records are reviewed to confirm eligibility for destruction and documentation is prepared and maintained on file in the Compliance Department.

BJURMAN, BARRY & ASSOCIATES
POLICIES AND PROCEDURES

P.   FIRM FILINGS

     1) 13G Filings

     BB & A is required to file a Form 13G if we acquire more than 5% of the outstanding shares of a security in the ordinary course of our portfolio management business. This means that we are not investing with the purpose of changing or influencing control of the issuer.

     We are required to file the Schedule 13G within 45 days after end of calendar year in which the obligation arose, and each year end thereafter to report a change in position as long as BB & A continues to own a five percent position or more. We are also required to make a subsequent filing if such holding increases or decreases by 5% or more, or if our holdings become greater than 10%. In this these cases we must file the 13G within 10 days of the close of the month in which this occurred.

     If we no longer hold the security in the ordinary course of our business, and now hold it with the intent or effect of causing a change in control of the issuer, we would be obligated to promptly file a Form 13D.

     BB &A's Compliance Department monitors, on a monthly basis, all security holdings for all accounts to determine our 13G obligations. Additionally, the use of the compliance calendar ensures timely filing.

     BB & A does not own securities for the purpose of influencing the management or control over the issuer of the security. Our 13G obligation is determined on the basis of "beneficial ownership" for our clients. Beneficial ownership is defined as any person who directly or indirectly has or shares:

     (i) voting power, which includes the power to vote, or to direct the voting of such security; and/or

     (ii)investment power, which includes the power to dispose, or to direct the disposition of such security.

     Form 13G must be filed electronically (HTML or ASCII format) on the SEC's EDGAR Filing System.

     All filings are required to be signed by Senior Management. BB &A's Compliance Department has the responsibility to file 13G's electronically on the EDGAR system. All originals and supporting documentation are maintained in the Compliance Department.

     2) Schedule 13F Filings

     An institutional investment manager that exercises "investment discretion" with respect to accounts holding 100 million or more in equity securities trading on national exchanges or NASDAQ is required to file quarterly reports on Form 13F. BB&A exercises such investment discretion, and thus, must file Form 13F.

     Form 13F must be filed within 45 days from the end of any calendar quarter. Additionally, the use of the compliance calendar ensures timely filing.

     Form 13F must be filed electronically (ASCII format only) on the SEC's EDGAR Electronic Filing System.

     BB &A's Compliance Department has the responsibility to file 13F's electronically on the EDGAR system. All originals and supporting documentation are maintained in the Compliance Department.

     3) IARD

     BB & A is a registered investment adviser with the Securities and Exchange Commission. Our Compliance Department makes regulatory filings each year to renew our registration with the SEC.

     The Compliance Department performs our annual ADV Amendments to the SEC within 90 days of our fiscal year end. The Compliance Department utilizes the IARD to file the ADV (Part I) electronically. The use of the compliance calendar ensures timely filing.

     We are a notice filer, via the IARD (web based ADV system) in all states where we conduct business. On an annual basis, pursuant to State and IARD requirements, the Compliance Department is responsible for renewing our notice filings. Typically this occurs at the end of each calendar year. Renewal notifications are sent directly from the IARD.

     Those individuals who meet the definition of an "investment adviser representative" and who have a place of business in a particular state, will be required to be registered as an investment adviser representative in that state. Such individuals will have to make a filing and qualify by examination or professional designation.

     The Compliance Department facilitates the investment adviser representative(s) registration in the applicable states for which BB&A has a "place of business". Compliance also monitors the activity of all investment personnel required to be registered.

     4) Form ADV Disclosure Documents

     As a registered investment adviser, BB&A provides clients and prospective clients with a written disclosure document. This document is Part 2 of our Form ADV. The purpose of this disclosure document is to inform clients of our services, fees, business practices, and possible conflicts of interest and/or material affiliations.

     BB & A adheres to the following practices:

     1. BB&A delivers a copy of our ADV Part II to clients and prospective clients. The Compliance Department of BB&A delivers the ADV Part II at the time a contract is requested, and at the time a copy of the contract is mailed to the client after it is executed by BB&A. The advisory client has a right to terminate the contract without penalty within five business days after entering into the contract.

          It is the responsibility of the Compliance Department to maintain the Form ADV.

          BB & A will provide clients and prospective clients with a copy of our current Form ADVPart II.

     2.   Each calendar year, BB&A's Compliance Department updates our Form ADV,
          Part 1 & 2. We also offer our  current  clients a copy of the  revised
          Part 2. The offer is made without charge. We send an "Annual Offer" to each client along with instructions on how they can request delivery. If a client requests a copy, we are required to deliver a copy to the client within 7 days of their request.

          The Compliance Department maintains each annual offer, in a separate file for that calendar year. The files include a list of all current clients, a copy or notation of any request by any client for a copy and the delivery correspondence dated within 7 days of the request.

          In the event BB&A chooses not to make the annual offer, we will satisfy the requirements of 204-3(a) by delivering the current revised
          Part II instead.

          BB&A maintains a copy of each version of our Part II given or sent to any client or prospective client of BB & A in accordance with Rule 204-3. BB&A maintains the name and date of each request for Form ADV
          Part II, either given, or offered to be given. This record is an "ADV Log" which is to be maintained by the Compliance Department.

          In the event an employee of BB&A requests a copy of the ADV Part II on behalf of a client or prospect, the employee must provide a written request to the Compliance Department. The Compliance Department in turn, logs the request then mails the ADV to the client/prospect accordingly.

     The Compliance Department works to ensure that contracts with clients and Form ADV Part II, which describe our services and fee schedules, are consistent with each other.